UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-1/A7 REGISTRATION STATEMENT Under The Securities Act of 1933
GuardianLink
(Name of small business issuer in its charter)

Wyoming	3669	45-5294221
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

GuardianLink
2631 McCormick Drive, Suite 103
Clearwater, Florida 33759
Telephone (800) 258-5123
(Address and telephone number of Registrant’s principal executive offices)

 (Name, address and telephone number of Registrant’s agent for service)

WyomingRegisteredAgent.com 1621 Central Avenue Cheyenne, Wyoming 82001 Telephone (307) 637-5151
Please send copies of all communications to:
Joseph Lambert Pittera, Esq.
Law Offices of Joseph Lambert Pittera 1308 Sartori Avenue, Suite 109 Torrance, California 90501 Telephone: (310) 328-3588 Facsimile No. (310) 328-3063

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company.

Large accelerated filer    [  ]                                                                Accelerated filer     [  ]

Non-accelerated filer      [  ]                                                                Smaller reporting company     [X]

CALCULATION OF REGISTRATION FEE

				Proposed
	Amount to	Proposed		Maximum
Title of Each Class	be	Maximum		Aggregate		Amount of
of Securities to be	Registered	Offering Price		Offering Price		Registration
Registered	(1)	Per Share ($)		($)(2)		Fee($)

Shares of Common Stock, $ Par Value $0.0001	1,000,000	$2.00	(1)	$2,000,000	(1)	$257.60

Shares of Common Stock $ Par Value $0.0001	427,500	$.10		$42,750		$55.06

1	1,000,000 shares are being offered by a direct offering at the price of $2.00 per share.

2	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act, based upon the fixed price of the direct offering.
3	Issuer is registering an additional 427,500 common shares distributed among 42 shareholders at a price of $.10 per share for which the Issuer shall receive no funds.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we, nor the selling shareholders, may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we, nor the selling stockholders, are soliciting offers to buy these securities in any state where the offer of sale is not permitted.

Prospectus

GuardianLink
2631 McCormick Drive, Suite 103
Clearwater, Florida 33759
Telephone (800) 258-5123

A Maximum of 1,000,000 Shares of Common Stock

At $2.00 Per Share

GuardianLink (“Company”) is registering a maximum of 1,000,000 shares of its common stock at a fixed price of $2.00 per share for sale to the general public in an officer/director best efforts offering. The Issuer will not be allowed access to any funds until the minimum of $100,000 has been deposited into its escrow account signifying the sale of at least a minimum of 50,000 common shares. From the date the date the common shares are registered for sale, the Company will have 180 days to sell the 50,000 minimum shares. If after 180 days, the Company has not met the minimum, the funds will be returned to the purchasers. The Issuer is registering an additional 427,500 common shares at a per share price of $.10 distributed among 42 shareholders for which the Company will derive no financial benefit.

The Company is a development stage startup, however is fully operational serving a small number of customers. Once successfully funded following this registration, the Company will have full scale operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

The Company will seek to have its stock quoted on the OTC Bulletin Board, however, there is a risk that the Company will be unable to find a market marker and be unsuccessful in being quoted on the OTC Bulletin Board.

The Company qualifies as an emerging growth company as defined in the Jumpstart Our Business Act. An emerging growth company is defined as an issuer with less than $1,000,000,000 total annual gross revenues during its most recently completed fiscal year. Title 1 of the Jumpstart Our Business Startups Act allows for scaled disclosures for emerging growth companies including no requirement for Sarbanes-Oxley Act Section 404(b) auditor attestations of internal control over financial reporting. Emerging growth companies also need not provide more than two years of audited financial statements per Section 7(a)(2)(A) of the Securities Act. The Company has elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b), which is irrevocable.

The Company’s Early Growth Status Terminates on the earliest of (i) the last day of the first fiscal year of the Company during which it had total annual gross revenues of $1 billion or more; (ii) the last day of the fiscal year of the Company following the fifth anniversary of the date of the issuer’s initial public offering; (iii) the date on which the Company has issued more than $1 billion in non-convertible debt securities in any three year period; or (iv) the date on which the Company is deemed to be a “large-accelerated filer” under the Securities Exchange Act of 1934, which means that it has at least $700 million of equity securities held by non-affiliates.

The Company is not a blank-check company. The Company and its promoters have no plans or intentions to engage in a merger or acquisition with an unidentified company or person. Further, once the Company is a reporting company, it will not be used as a vehicle for a private company to become a reporting company.
Prior to this offering, there has been no public market for GuardianLink’s common stock.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 7.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Number of Shares		Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share
Maximum	1,000,000		$2.00	$0	$2,000,000
Minimum	50,000		$2.00	$0	$100,000

Per Share	427,500	1	$0.10	$0	$0

____
1 427,500 shares are being offered on behalf of the selling shareholders.

GuardianLink does not plan to use this offering prospectus before the effective date.

Subject to Completion, Dated May ___, 2015

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. Neither we, nor the selling shareholders have authorized anyone to provide you with different or additional information.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell nor is it seeking an offer to buy shares of our common stock in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of shares of our common stock.

__________
1 427,500 shares are being offered on behalf of the selling shareholders.

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus.  In this prospectus, unless the context otherwise denotes, references to “we”, “us”, “our”, and “Company” are to GuardianLink

COMPANY OVERVIEW

GuardianLink, a Wyoming corporation, is a provider of Personal Emergency Response Systems (PERS) subscription services. It promotes the services under its own brand name using telemarketing and internet channels to generate subscription program sales. This is done through the web site of the company, and through the call centers and web sites of its marketing partners and affiliates.

Once subscribers are acquired, the company coordinates the activation, delivery and maintenance of the subscription service and also bills and collects subscription fees. The company’s management team is experienced in the use of alternative subscription fee payment methods, such as billing and collecting through subscribers’ telephone bills and cellular telephone bills, and this expertise and capabilities will be made available to GuardianLink.

This integrated approach provides distinct advantages over pure telemarketers and internet marketers, which are normally paid a one-time commission, or bounty, for generating a new subscription. By controlling the billing and collection of subscription fees under its own brands, GuardianLink will ‘own’ the customer relationship and, more important, the associated recurring revenue, which is vastly larger than standard bounties or commissions. That relationship also positions GuardianLink to market and sell other services to satisfied customers familiar with the company. Other such services may include Lockbox emergency home entry by designated caregivers, scheduled wellness checks, medicine reminders, Nurse Call, entry alarms systems, and senior home care services.

This will allow the Company to it captures far more actual and potential subscriber value. Further, the Company is affiliated with call centers that have produced large volumes of PERS customers previously. GuardianLink will employ the same techniques of the affiliated call centers to produce customer sales. GuardianLink has negotiated wholesale agreements with the underlying providers of its subscription services. This means GuardianLink’s revenue is obtained at higher margins than smaller-volume marketers and distributors are able to achieve.

During this time, it has tested and refined proven protocols and proprietary methods for assessing new subscription markets, evaluating underlying service providers, drafting and refining selling scripts, managing telemarketing and web marketing operations, building customer service escalations, and transaction processing.

GuardianLink is headquartered in Clearwater, Florida, where it conducts executive, marketing, accounting and administrative operations.  The company is affiliated with call centers in Clearwater, Florida, St. Ann, Jamaica and Manila, Philippines, with each call center featuring the latest web-enabled technologies for customer service, tech support, order taking and other telemarketing applications.

The Company has generated minimal revenue as at December 31, 2014. The Company is currently running full operations, however, with limited subscribers and customers. These limited customers subscribing to GuardianLink’s services have provided the Company with its minimal revenues to date. We will require the funds from this offering in order to fully implement our business plan as discussed in the “Plan of Operation” section of this prospectus. If only the minimum funds are received from this offering, the use of funds for sales will be restricted, slowing the growth of the Company.

The Company is not a blank-check company. The Company and its promoters have no plans or intentions to engage in a merger or acquisition with an unidentified company or person. Further, once the Company is a reporting company, it will not be used as a vehicle for a private company to become a reporting company.

Our principal and executive offices are located at 2631 McCormick Drive, Suite 103, Clearwater, Florida 33759 with telephone number of (800) 258-5123.  Our registered statutory office is located at 1621 Central Avenue, Cheyenne, Wyoming 82001.  Our fiscal year-end is December 31.

Company Operations

GuardianLink is fully operational and capable to sell, fulfill, bill, monitor and service PERS customers. Since August 2013 the company has been acquiring new customers and fulfilling equipment, billing customer’s subscription fees and providing monitoring service and customer support. GuardianLink is currently capable of expanding its operations as its customer base grows.

Once the customer has been acquired, the purchase transaction is verified and the customer information is uploaded for account setup and activation for PERS monitoring service.  While transaction charges are verified at the time of sale, the billing charges are processed only after authorization and verification is complete. At the same time, GuardianLink coordinates the shipping and delivery of the PERS equipment; the pendant(s), receiver, related materials and the activation of the PERS system once it arrives at the subscriber’s home.

GuardianLink also manages equipment returns, replacements, credits and refunds, and coordinates service termination in cases of service cancellation.  GuardianLink currently provides day-to-day customer support for the PERS service. GuardianLink currently executes the component functions of marketing, sales, service provisioning, billing, delivery of equipment to PERS subscribers, initial activation, PERS monitoring, customer service, troubleshooting, and retrieval, repair and refurbishing of PERS units.  Certain functions have been outsourced.  These include equipment design and manufacture, PERS response center operation. GuardianLink currently keeps a minimum inventory level of equipment ready for next day shipping to new customers.

GuardianLink derives its revenues from its normal course of business. Revenues are collected from the monthly subscription fees charged to its customers. While currently the company’s revenues currently are low, they will increase as the customer base expands.

The revenues come from purchase transactions that are made by customers using commercial credit cards and debit cards, such as Visa, MasterCard and American Express and checking account through ACH and processed through the company’s banking merchant accounts. Cardholder or checking account data is captured at the point of sale by a sales representative or secure web page. The transaction data is passed through a secure gateway and to the credit card settlement system, which secures payment from the purchaser.  GuardianLink’s other revenues come from one-time setup or activation fees, accessories and other ancillary products and services.

GuardianLink incurred initial setup and development costs and ongoing expenses directly related for the services it provides its customers. It incurred costs for the setup of its customer billing, monitoring and fulfillment services along with the customer management system for providing its customer support. In addition, GuardianLink incurs monthly expenses directly related to providing service to its customers for monitoring, billing, fulfillment, shipping, activation and customer support.

THE OFFERING

Following is a brief summary of this offering.  Please see the Plan of Distribution section for a more detailed description of the terms of the offer.

Securities Being Offered:	1,000,000 shares of common stock, par value $0.0001, at a price of $2.00 per share. An additional 427,500 common shares being registered on behalf of our selling security holders at $.10 per share.

Offering Price Per Share:	$2.00 for the 1,000,000 for a total of $2,000,000, and $.10 for the 427,500 common shares.

Offering Period:
The shares are being offered for a period not to exceed 180 days.  In the event we do not sell the minimum offering proceeds of $100,000 before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

Net Proceeds to Our Company:	$2,000,000 maximum and $100,000 minimum.

Use of Proceeds:	See Use of Proceeds

Number of Shares Outstanding Before the Offering:	6,977,500

Number of Shares Outstanding After the Offering:	7,977,500

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

RISKS ASSOCIATED WITH OUR COMPANY

Our Auditors have issued a Going Concern Opinion Raising Substantial Doubt as to Whether the Company can continue as a going concern

Our Auditors have issued an opinion regarding our audited financials for the period ended December 31, 2014 which raises substantial doubt as to whether the Company can continue as a going concern.  The Company’s ability to continue as a going concern is directly related to the success of this Offering.  If the Company cannot raise the funds necessary to fund its business model then the Company may not be able to continue as a going concern.

Our internal controls are ineffective

The Company was only recently incorporated, and currently produces little or no revenue and has only limited operations.  The Company has not put into place a system of internal controls to make sure that it is in compliance with its financial reporting obligations.  The lack of effective internal controls over accounting matters may contribute to the Company not being able to continue as a successful going concern.

Market for $2.00 Shares may be Limited

The Company will be offering a maximum of 1,000,000 common shares of stock at a price of $2.00 per share. The Company will have 180 days to sell a minimum of 50,000 shares at this price to reach $100,000. If after 180 days, this minimum is not met, the funds will be returned to the purchasers. At the same time, the Company will also be registering 427,500 shares on behalf of our selling security hoders as $.10 per share. Because the selling shareholders will be selling their shares at $0.10 per share, the market for purchasers of shares at $2.00 per share may be limited.

Lack of Profitable Operating History

The Company does not have a history of profitable operation. There is no assurance that the Company will ever be profitable. The Company’s ability to achieve profitability will depend upon a number of factors, including, but not limited to, whether the Company:

•	has funds available for working capital, project development and sales and marketing efforts;

•	has funds for the continuous upgrading of its production operations and facilities;

•	achieves the projected sales revenues;

•	controls the Company’s operating expenses;

•	continues to attract new business;

•	withstands competition in the Company’s marketplace.

Competition

The Company’s competitors are rapidly changing and may be well capitalized and financially stronger than GuardianLink.  Our competitors could reproduce the company’s business model without significant barriers to entry.

The Company’s activities may require additional financing, which may not be obtainable.

The Company has limited cash deposits. Based on the Company’s expectations as to future performance, the Company considers these resources and existing and anticipated credit facilities, to be adequate to meet the Company’s anticipated cash and working capital needs at least through December 31, 2015. The Company plans to seek loans based on the anticipated growing client base, and will use future sales and revenues of the Company as collateral. The Company also anticipates as it retains a large loyal customer base, the marketing and sales of additional products will generate greater revenues. The Company, however, expects to be able to raise capital to fund the Company’s operations, current and future acquisitions and investment in new program development. The Company may also need to raise additional capital to fund expansion of the Company’s business by way of one or more strategic acquisitions. Unless the Company’s results improve significantly, it is doubtful that the Company will be able to obtain additional capital for any purpose if and when the Company needs it.

The Company depends heavily on the Company’s senior management who may be difficult to replace.

The Company believes that the Company’s future success depends to a significant degree on the skills, experience and efforts of its Chairman, CEO and other key executives. Any of these executives would be difficult to replace. While all of them have incentives to remain with the Company, they are not bound by employment contracts, and there is no assurance that either of them will not elect to terminate their services to us at any time.

Increasing the Company’s business depends on the Company’s ability to increase demand for the Company’s products and services.

While the Company believes that there is a market for its planned increase in the Company’s products and services, there is no guarantee that the Company will be successful in its choice of product or technology or that consumer demand will increase as the Company anticipates.

The Company may be exposed to significant costs of defense and damages in litigation stemming from unknown future legal proceedings undertaken by and against the Company.

The Company could be subject of legal proceedings against the Company that could give rise to significant exposure in costs and damages.

The Company’s ability to operate and compete effectively requires that the Company hires and retains skilled marketing and technical personnel, who have been in short supply from time to time and may be unavailable to us when the Company needs them.

The Company’s business requires us to be able to continuously attract, train, motivate and retain highly skilled employees, particularly marketing and other senior management personnel. The Company’s failure to attract and retain the highly trained personnel who are integral to the Company’s sales, development and distribution processes may limit the rate at which the Company can generate sales. The Company’s inability to attract and retain the individuals the Company needs could adversely impact the Company’s business and the Company’s ability to achieve profitability.

The Company may suffer from a business interruption and continuity of its ongoing operations might be affected.

The Company’s ability to implement its business plans may be adversely affected by any business interruption that will affect the continuity of its operations. While the Company may take reasonable steps to protect itself, there could be interruptions from computer viruses, server attacks, network or production failures and other potential interruptions that would be beyond the Company’s reasonable control. There can be no assurance that the Company’s efforts will prevent all such interruptions. Any of the foregoing events may result in an interruption of services and a breach of the Company’s obligations to its clients and customers or otherwise have a material adverse effect on the business of the Company.

Macro-economic factors may impede business, access to finance or may increase the cost of finance or other operational costs of the Company.

Changes in the United States and global financial and equity markets, including market disruptions, interest rate fluctuations, or inflation changes, may make it more difficult for the Company to obtain financing for its operations or investments or increase the cost of obtaining financing.  In the event that the Company is delayed in attaining its projections, borrowing costs can be affected by short and long-term debt ratings assigned by independent ratings agencies which are based, in significant part, on the Company’s performance as measured by credit metrics such as interest coverage and leverage ratios. Decrease in these ratios or debt ratings would increase the Company’s cost of borrowings and make it more difficult to obtain financing.

There is a limitation on the officers and directors liability.

The articles of the Company limit the personal liability of directors and officers for breach of fiduciary duty and the Company provides an indemnity for expenses and liabilities to any person who is threatened or made a party to any legal action by reason of the fact that the person is or was a director or officer of the Company unless the action of proven to that the person was liable to be negligent or misconduct in the performance of their duty to the Company.

The loss of our key officers or directors may raise substantial doubt as to the continued viability of the Company.

GuardianLink’s operations depend on the efforts of key officers and directors and the loss of their services may irreparably harm the Company in such a manner that it may not be able to overcome any such loss in management.

Investors may lose their entire investment if GuardianLink fails to implement its business plan.

GuardianLink expects to face substantial risks, uncertainties, expenses, and difficulties because it is a development stage company. GuardianLink was formed in Wyoming on May 11, 2012. GuardianLink has no demonstrable operations record of substance upon which you can evaluate the Company’s business and prospects. GuardianLink prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. GuardianLink cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus, GuardianLink has had only limited startup operations and has generated very small revenues. Considering these facts, independent auditors have expressed substantial doubt about GuardianLink’s ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement, of which this prospectus is a part. In addition, GuardianLink’s lack of operating capital could negatively affect the value of its common shares and could result in the loss of your entire investment.

Because of our new business model, we have not proven our ability to generate profit, and any investment in GuardianLink is risky.

We have very little meaningful operating history so it will be difficult for you to evaluate an investment in our stock.  Our auditors have expressed substantial doubt about our ability to continue as a going concern.  We cannot assure that we will ever be profitable.  Since we have not proven the essential elements of profitable operations, you will be furnishing venture capital to us and will bear the risk of complete loss of your investment in the event we are not successful.

We may be unsuccessful in monitoring new trends.

Our net revenue might decrease with time. Consequently, our future success depends on our ability to identify and monitor trends and the development of new markets. To establish market acceptance of a new technologies, we will dedicate significant resources to research and development, production and sales and marketing. We will incur significant costs in developing, commissioning and selling new products, which often significantly precede meaningful revenues from its sale. Consequently, new business can require significant time and investment to achieve profitability. Prospective investors should note, however, that there can be no assurance that our efforts to introduce new products or other services will be successful or profitable.

We may face the risk of larger, better funded companies competing with the Company and drawing from our customer base, disrupting the relationship with customers.

Although the Company does not anticipate any such disruptions with customers, a key concern is other larger, better funded companies entering the market and drawing from the Company’s customer base.

We may face claims of infringement on intellectual property rights.

Other parties may assert claims of ownership or infringement or assert a right to payment with respect to the exploitation of certain intellectual properties against us. In many cases, the rights owned or being acquired by us are limited in scope, do not extend to exploitation in all present or future uses or in perpetuity. We cannot assure you that we will prevail in any of these claims. In addition, our ability to demonstrate, maintain or enforce these rights may be difficult. The inability to demonstrate or difficulty in demonstrating our ownership or license rights in these technologies may adversely affect our ability to generate revenue from or use of these intellectual property rights.

If our operating costs exceed our estimates, it may impact our ability to continue operations.

We believe we have accurately estimated our needs for the next twelve months. It is possible that we may need to purchase equipment, hire additional personnel, and further develop new business ventures, or that our operating costs will be higher than estimated.  If this happens, it may impact our ability to generate revenue and we would need to seek additional funding.  We intend to establish our initial client base via existing relationships that our directors and officers have established in past business relationships.  Should these relationships not generate the anticipated volume of business, any unanticipated costs would diminish our working capital.

Competitors with more resources may force us out of business.

Competition in our sectors of business come from a variety of factors, including quality, timely commissioning of new projects, product positioning, pricing and brand name recognition.  The principal competitors for our business may do this better than we can. Each of these competitors has substantially greater financial resources than we do. New technologies may also present substantial competition. We may be unsuccessful in competing with these competitors, which may materially harm our business.

GuardianLink may not be able to attain profitability without additional funding, which may be unavailable.

GuardianLink has limited capital resources. Unless GuardianLink begins to generate sufficient revenues to finance operations as a going concern, GuardianLink may experience liquidity and solvency problems. Such liquidity and solvency problems may force GuardianLink to cease operations if additional financing is not available.

RISKS ASSOCIATED WITH THIS OFFERING

You may not be able to sell your shares in GuardianLink because there is no public market for GuardianLink stock.

There is no public market for GuardianLink common stock. Therefore, the current and potential market for GuardianLink common stock is limited. No market is available for investors in GuardianLink common stock to sell their shares if the Company does not acquire listing status. GuardianLink cannot guarantee that a meaningful trading market will develop.

If GuardianLink stock ever becomes tradable, of which GuardianLink cannot guarantee success, the trading price of GuardianLink common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond GuardianLink control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of GuardianLink stock.

The Company will seek to have its stock quoted on the OTC Bulletin Board, however, there is a risk that the Company will be unsuccessful in being quoted on the OTC Bulletin Board. The OTC Bulletin Board is a quotation medium for subscribing members, not an issuer listing service.

Liquidity on the OTC Bulletin Board is limited, and the Company may be unable to obtain listing of the Company’s Common Stock on a more liquid market.

The Company will seek to have its stock quoted on the OTC Bulletin Board, however the Company may be unsuccessful in being quoted on the OTC Bulletin Board if it cannot find a market marker or if the application from the market marker is not approved. The OTC Bulletin Board provides significantly less liquidity than a securities exchange (such as the American or New York Stock Exchange) or an automated quotation system (such as the Nasdaq National or SmallCap Market). There is uncertainty that any of the Company’s securities will ever be accepted for listing on an automated quotation system or securities exchange.

The Board of the Company has full discretion to reallocate the proceeds.

The Company intends to use the net proceeds from this offering for the purposes and in the amounts described ‘USE OF PROCEEDS’.  The Company’s estimates of its allocation of the net proceeds of the offering are based upon the current state of its business operations, its current plans and current economic and industry conditions.  These estimates are subject to change based on material factors such as delays in project development, unanticipated or changes in the level of competition, adverse market trends and new business opportunities. Thus the Company will have broad discretion to make material changes in the allocation of the proceeds.

Upon obtaining a public listing the Company’s Common Stock may be thinly traded, and the public market may provide little or no liquidity for holders of the Company’s Common Stock.

Purchasers of shares of the Company’s Common Stock may find it difficult to resell their shares at prices quoted in the market or at all when the Company obtains a public listing. The Company shares are currently not traded in the public market and when the Company does obtain a public listing the shares of the Company’s common stock may be thinly traded, and the public market may provide little or no liquidity for holders of the Company’s common stock. Many brokerage firms may be unwilling to effect transactions in the Company’s Common Stock, particularly because low-priced securities are subject to an SEC rule that imposes additional sales practice requirements on broker-dealers who sell low-priced securities (generally those below $5.00 per share). The Company cannot predict when or whether investor interest in the Company’s Common Stock might lead to an increase in its market price or the development of a more active trading market or how liquid that market might become once the Company obtains its public listing.

The Company will seek to have its stock quoted on the OTC Bulletin Board, however, there is a risk that the Company will be unsuccessful in being quoted on the OTC Bulletin Board if it cannot find a market marker or the application from the market marker is not approved. The OTC Bulletin Board is a quotation medium for subscribing members, not an issuer listing service.

The Company is making the offering on a best efforts basis and there is no assurance that the offering will be sold.

There is no assurance that the Company’s offering will be sold, in whole or even in part. The proposed use of net proceeds assumes a sale of the full amount of the offering.

Investors in this offering will bear a substantial risk of loss due to immediate and substantial dilution.

The principal shareholders of GuardianLink own a majority of the outstanding shares of GuardianLink common stock. Further issues of stock will mean that shareholders may experience substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Please refer to the section titled “Dilution” herein.

Purchasers in this offering will have limited control over decision making because a small group of shareholders control a majority of shares issued and outstanding before and after this offering.

Such concentrated control may also make it difficult for stockholders to receive a premium for their shares of the Company in the event the Company enters into transactions, which require stockholder approval. This concentration of ownership limits the power to exercise control by the minority shareholders.

Investors may have difficulty liquidating their investment because GuardianLink’s stock will be subject to Penny Stock Regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in GuardianLink shares, thereby reducing the level of trading activity in any secondary market that may develop for GuardianLink shares. Consequently, customers in GuardianLink securities may find it difficult to sell their securities, if at all.

Purchasers purchasing common shares from the selling shareholders at $0.10 may be at risk of having purchased shares in an underfunded Company if the Company is unsuccessful at raising funds at $2.00 per share.

Purchasers purchasing common shares from the selling shareholders at $0.10 per share may be at risk of having purchased shares in an underfunded Company if the Company is unsuccessful at raising funds at $2.00 per share. In such a case the purchasers could be left holding shares of a company that has not received enough proceeds from the offering to begin operations.

USE OF PROCEEDS

When all of the shares are sold the gross proceeds from this offering will be $2,000,000. Our management will have broad discretion to allocate the net proceeds from this offering. Actual expenditures may vary substantially from our estimates. We may find it necessary or advisable to use portions of the proceeds for other purposes.  We expect to disburse the proceeds from this offering in the priority set forth below, within the first 12 months after successful completion of this offering:

Proceeds to Us:	$2,000,000		$100,000

Advertising and Marketing	$50,000		$2,500
Website Design	$10,000		$2,500
Accounting, Auditing, Legal	$50,000		$21,000
Administration and Consulting	$40,000		$9,000
Executive Compensation	$37,500	$	N/A
Working Capital and Acquisitions	$1,812,500		$65,000

Total Net Proceeds	$2,000,000		$100,000

In the event we are only able to raise the minimum offering proceeds of $100,000 then the Issuer shall use $2,500 for advertising and marketing, $2,500 for website design, $5,000 for equipment, $21,000 for professional legal, accounting, and auditing fees, $9,000 for administration and consulting, $37,500 for executive compensation and $60,000 for working capital and acquisitions.

DETERMINATION OF OFFERING PRICE

The offering price of the 1,000,000 shares of common stock offered for sale at the value of $2.00 per share bears no relationship to any objective criterion of value The offering price of the 427,500 shares of common stock offered for resale was determined based on the issuance of the common shares at the par value of $.10 per share and bears no relationship to any objective criterion of value. The price does not bear any relationship to GuardianLink’s assets, book value, historical earnings, or net worth.  In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.  Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Tangible Book Value” is the amount that results from subtracting total liabilities and intangible assets from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of GuardianLink’s issued and outstanding stock.  With 6,977,500 common shares issued the net book value per share of common stock of GuardianLink before the offering is $(0.03). Assuming all 1,000,000 shares offered are sold, and in effect GuardianLink receives the maximum estimated proceeds of this offering from shareholders, GuardianLink net book value will be approximately $0.22 per share of common stock. Therefore, any investor will incur an immediate and substantial dilution of approximately $1.75 per share, while the GuardianLink’s present stockholders will receive an increase of $0.25 per share in the net tangible book value of the shares that they hold. This will result in a $1.75 dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchaser of the common stock in this offering. This table, as a pro-forma schedule using the December 31, 2014 financial statements as a basis, represents a comparison of the various prices paid by the individual who invested in GuardianLink previously with the shares offered to new shareholders:

Book Value Per Share Before the Offering	$(0.03)

Book Value Per Share After the Offering	$0.22

Net Increase to Original Shareholders	$0.25

Decrease in Investment to New Shareholders	$1.75

Decrease to New Shareholders (%)	87%

SELLING SECURITY HOLDERS

The selling shareholders are offering 427,500 shares of common stock already issued. The shares are included in the following table.

Except as otherwise noted, all of the below issuances were exempt from registration under Section 4(2) of the Securities Act. These transactions were made by the issuer not involving a public offering.

The following table provides as of May 5, 2015 information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

●	the number of shares owned by each prior to this offering;

●	the total number of shares that are to be offered for each;

●	the total number of shares that will be owned by each upon completion of the offering; assuming all shares are sold that are being registered;

●	the percentage owned by each; and

●	the identity of the beneficial holder of any entity that owns the shares.

Name of Selling Shareholder	Shares Owned Prior to this Offering (1)	Percent (%)	Maximum Number of Shares Being Offered (2)	Beneficial Ownership After the Offering	Percentage Owned Upon Completion of Offering(3)
Mark Kelly2	2,000,000	28%	0	2,000,000	28%
Joseph Zoccali3	2,000,000	28%	0	2,000,000	28%
Melvin Shorr4	2,000,000	28%	0	2,000,000	28%
William Prater5	100,000	1.4%	100,000	0	0%
Christopher Riddle6	2,500	*	2,500	0	0%
Jason Blackwood7	2,500	*	2,500	0	0%
Grace Saolotoga8	1,000	*	1,000	0	0%
Jeffrey Cain9	1,000	*	1,000	0	0%
Dawn Broughton10	1,000	*	1,000	0	0%
Nelson Rodriguez11	2,000	*	2,000	0	0%
Lisa Hall12	1,000	*	1,000	0	0%
Virginia Tutterow13	1,000	*	1,000	0	0%
Christopher Collbran14	1,000	*	1,000	0	0%
Annmarie Wilson15	1,000	*	1,000	0	0%

_______
2 Mark Kelly received shares on 3/10/2014 for services rendered as President and Founder.
3 Joseph Zoccali received shares on 3/10/2014 for services rendered as a Founder and for marketing.
4 Melvin Shorr received shares on 3/10/2014 for services rendered towards marketing.
5 William Prater received shares on 2/14/2014 for services rendered as a Director and for IT consulting.
6 Christopher Riddle received shares on 1/15/2014 for services rendered on call center consulting.
7 Jason Blackwood received shares on 2/21/2014 for services rendered on call center consulting.
8 Grace Saolotoga received shares on 1/24/2014 for services rendered in customer support.
9 Jeffrey Cain received shares on 1/24/2014 for services rendered in customer support.
10 Dawn Broughton received shares on 1/24/2014 for services rendered in customer support.
11 Nelson Rodriguez received shares on 1/15/2014 for services rendered towards call center support.
12 Lisa Hall received shares on 1/15/2014 for services rendered in customer support.
13 Virginia Tutterow received shares on 2/7/2014 as a friend or family of the Company. The Company received $100 for 1,000 shares at $0.10 per share.
14 Christopher Collbran received shares on 1/15/2014 for services rendered in customer support.
15 Annmarie Wilson received shares on 3/28/2014 for services rendered in customer support.

Dr. Robert Drapkin16	100,000	1.4%	100,000	0	0%
Paula Nowak17	1,000	*	1,000	0	0%
Kevin Kelly18	1,000	*	1,000	0	0%
David Kelly19	1,000	*	1,000	0	0%
John Kelly20	1,000	*	1,000	0	0%
John M Kelly21	1,000	*	1,000	0	0%
Mark L Kelly22	1,000	*	1,000	0	0%
Joseph Fulvio23	25,000	*	25,000	0	0%
Pat Donahue24	2,500	*	2,500	0	0%
Chris Bonavita25	1,000	*	1,000	0	0%
Margaret Jirak26	1,000	*	1,000	0	0%
Jonathon Blum27	1,000	*	1,000	0	0%
Deecembra Diamond(4)28	1,000	*	1,000	0	0%
Teresa Vellardita29	1,000	*	1,000	0	0%
Karin A Dalton30	1,000	*	1,000	0	0%
Ingrid Comet31	1,000	*	1,000	0	0%
Vernier Funding, LLC32	10,000	*	10,000	0	0%
Charles Ton33	1,000	*	1,000	0	0%

__________
16 Dr. Robert Drapkin received shares on 2/7/2014 for services rendered as a Director and for marketing support.
17 Paula Nowak received shares on 1/15/2014 as a friend or family of the Company. The Company received $100 for 1,000 shares at $0.10 per share. Paula Nowak is a sibling of Mark Kelly.
18 Kevin Kelly received shares on 1/15/2014 as a friend or family of the Company. The Company received $100 for 1,000 shares at $0.10 per share. Kevin Kelly is a sibling of Mark Kelly.
19 David Kelly received shares on 1/15/2014 for services rendered for facility consulting. David Kelly is a sibling of Mark Kelly.
20 John Kelly received shares on 1/15/2014 as a friend or family of the Company. The Company received $100 for 1,000 shares at $0.10 per share. John Kelly is a sibling of Mark Kelly.
21 John M. Kelly received shares on 1/15/2014 for services rendered in an administrative capacity. John M. Kelly is Mark Kelly’s son.
22 Mark L Kelly received shares on 1/15/2014 for services rendered in an administrative capacity. Mark L. Kelly is Mark Kelly’s son.
23 Joseph Fulvio received shares on 1/15/2014 for services rendered as Director and for marketing.
24 Pat Donahue received shares on 2/28/2014 for services rendered as a marketing consultant.
25 Chris Bonavita received shares on 2/21/2014 for services rendered for call center consulting.
26 Margaret Jirak received shares on 3/31/2014 for services rendered in an administrative capacity.
27 Jonathon Blum received shares on 2/7/2014 for services rendered in an administrative capacity.
28 Decembra Diamond received shares on 1/15/2014 as a friend or family of the Company. The Company received $100 for 1,000 shares at $0.10 per share.
29 Teresa Vellardita received shares on 1/31/2014 as a friend or family of the Company. The Company received $100 for 1,000 shares at $0.10 per share.
30 Karin A Dalton received shares on 1/24/2014 as a friend or family of the Company. The Company received $100 for 1,000 shares at $0.10 per share.
31 Ingrid Comet received shares on 1/24/2014 for services rendered in an administrative capacity.
32 Vernier Funding, LLC is not a reporting company. Damien Kinzler is the natural person having voting and investment control over the securities they hold. Damien Kinzler obtained the shares on 1/24/2014 as a friend or family of the Company. The Company received $1,000 for 10,000 shares at $0.10 per share.
33 Charles Ton received shares on 1/24/2014 as a friend or family of the Company. The Company received $100 for 1,000 shares at $0.10 per share.

Thuy Vu34	1,000	*	1,000	0	0%
Richard Hugh Dennis35	2,000	*	2,000	0	0%
Angel Valencia36	2,000	*	2,000	0	0%
Bruce Schlusemeyer37	2,000	*	2,000	0	0%
William F. Buck38	2,000	*	2,000	0	0%
Barbara Tamara39	3,000	*	3,000	0	0%
Standford Kanja40	10,000	*	10,000	0	0%
Elegant Funding, Inc.41	15,000	*	15,000	0	0%
Tiffany Drohan42	5,000	*	5,000	0	0%
Lan Lam43	5,000	*	5,000	0	0%
Cecilia Drohan44	5,000	*	5,000	0	0%
CJ Floyd45	10,000	*	10,000	0	0%
Bridgeport Enterprises, Inc46	650,000	9.32%	100,000	550,000	7.88%

TOTAL	6,977,500	100%	427,500	6,550,000	93.87%
*Denotes less than 1%.

(1)
The number and percentage of shares beneficially owned is determined in accordance with the Rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days.

(2)	The maximum number of shares being offered is the total shares being registered by the selling security holders which is 427,500.

_________
34 Thuy Vu received shares on 1/24/2014 as a friend or family of the Company. The Company received $100 for 1,000 shares at $0.10 per share.
35 Richard Hugh Dennis received shares on 1/24/2015 as a friend or family of the Company. The Company received $200 for 2,000 shares at $0.10 per share.
36 Angel Valencia received shares on 1/24/2014 as a friend or family of the Company. The Company received $200 for 2,000 shares at $0.10 per share.
37 Bruce Schlusemeyer received shares on 1/24/2014 as a friend or family of the Company. The Company received $200 for 2,000 shares at $0.10 per share.
38 William F Buck received shares on 1/24/2014 as a friend or family of the Company. The Company received $200 for 2,000 shares at $0.10 per share.
39 Barbara Tamara received shares 1/24/2014 asa friend or family of the Company. The Company received $300 for 3,000 shares at $0.10 per share.
40 Stanford Kanja received shares on 1/24/2014 as a friend or family of the Company. The Company received $1,000 for 10,000 shares at $0.10 per share.
41 Elegant Funding, Inc. is not a reporting company. Keith Drohan is the natural person having voting and investment control over the securities they hold. Keith Drohan obtained the shares on 1/24/2014 as a friend or family of the Company. The Company received $1,500 for 15,000 shares at $0.10 per share.
42 Tiffany Drohan received shares on 1/24/2014 as a friend or family of the Company. The Company received $500 for 5,000 shares at $0.10 per share.
43 Lan Lam received shares on 1/24/2014 as a friend or family of the Company. The Company received $500 for 5,000 shares at $0.10 per share.
44 Cecilia Drohan received shares on 1/24/2014 as a friend or family of the Company. The Company received $500 for 5,000 shares at $0.10 per share.
45 CJ Floyd received shares on 3/31/2014 for services rendered with respect to financial consulting.
46 Bridgeport Enterprises, Inc. is not a reporting company. Vince Vellardita is the natural person having voting and investment control over the securities they hold. Vince Vellardita obtained the shares on 3/31/2014 for services rendered towards funding consulting.

(3)
The percentages in the table above are based on the 427,500 shares of common stock outstanding on May 5, 2014, and assume that all common shares being registered in this Prospectus  are sold to the general public.

(4)	Decembra Diamond, is the co-owner of Apogee Financial Investments, Inc. which owns Midtown Partners & Co., LLC, a FINRA regulated broker-dealer.

PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering.  This Prospectus is part of a Prospectus that permits our officer and director to sell shares directly to the public, with no commission or other remuneration payable for any shares that are sold.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Mr. Mark Kelly, our officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

They will register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

a.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and

b.
Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.
Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to  perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i)  and (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The Registrant intends to register 1,000,000 common shares at the fixed price of $2.00 per share for sale to the public and if all 1,000,000 common shares are sold then the Registrant shall receive $2,000,000 from the offering.  The Registrant is also registering 427,500 common shares out of 6,977,500 common shares owned by current shareholders of the Company at a price of $.10 per share and the Registrant will not receive any funds from the sale of the 427,500 common shares.

Sales by Selling Shareholders

The selling shareholders may or may not intend to sell 427,500 common shares at a fixed price of $.10 per share.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

●	on such public markets as the common stock may be trading;

●	in privately negotiated transactions; or

●	in any combination of these methods of distribution.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

●	not engage in any stabilization activities in connection with our common stock;

●	furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and

●	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

None of the selling shareholders will engage in any electronic offer, sale or distribution of the shares.  Further, neither we, nor any of the selling shareholders, have any arrangements with a third party to host or access our Prospectus on the Internet.

The selling shareholders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Shares may be sold from time to time by the selling shareholders in one or more transact.

DEPOSIT OF OFFERING PROCEEDS

This is a “best efforts” offering and, as such, we will not be able to spend any of the proceeds unless and until the minimum total of 50,000 common shares are sold and all proceeds from such sale are received.  We intend to hold all monies collected for subscriptions in a separate escrowed bank account with our attorney Joseph L. Pittera, at the Law Offices of Joseph L. Pittera, 2214 Torrance Boulevard, Suite 101, Torrance, California 90501 with the escrow account located at Bank of America, 21700 Hawthorne Boulevard, Torrance, California 90503, until the total amount of $100,000 has been received.  At that time, the funds will be transferred to our business account for use in the implementation of our business plans.  In the event the offering is not sold out prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

PROCEDURES FOR AND REQUIREMENTS FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by the Company, are irrevocable unless the total minimum offering of 50,000 common shares are not sold.  All checks for subscriptions should be made payable to “Law Offices of Joseph L. Pittera F/B/O GuardianLink”

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share.  The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

There are currently no outstanding option or warrant awards, and the Company has not implemented any equity compensation plan.

PREFERRED STOCK

Our authorized capital includes three Preferred Classes of stock.

The Company is authorized to issue a Series A Preferred Class totaling of 3,000,000 shares of Preferred Stock, par value $0.0001 per share.  Each Preferred A share shall be entitled to receive dividends in either cash or common shares at the rate of 3 ½% per share.  The stated value of each Preferred A share is $2.00.  The holders of Preferred A shares shall have liquidation privileges.  Each holder of Preferred A shares is entitled to 10 votes of common stock for each vote of Preferred A stock.  The conversion rate is 1 share of Preferred A for 10 shares of common stock exercisable by the holder after 12 months.

The Company is authorized to issue a Series B Preferred Class totaling 3,000,000 shares of Preferred Stock, par value $0.0001 per share.  Each Preferred B share shall be entitled to receive dividends in either cash or common shares at the rate of 10% per share annually.  The stated value of each Preferred B share is $2.00.  The holders of Preferred B shares shall have liquidation privileges.  Each holder of Preferred B shares is entitled to 1 vote of common stock for each share of Preferred B stock held.  The conversion rate is 1 share of Preferred B for 1 share of common stock exercisable by the holder after 12 months.

The Company approved a Series C Preferred Class totaling 4,000,000 shares of Preferred Stock, par value $0.0001 per share but as of the filing date of the S-1 has not sought to file it with the State.  Each Preferred C share shall be entitled to receive dividends in either cash or common shares at the rate of 8% per share annually.  The stated value of each Preferred C share is $2.00.  The holders of Preferred C shares shall have liquidation privileges.  Each holder of Preferred C shares is entitled to 1 vote of common stock for each share of Preferred C stock held.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend on our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the years ending December 31, 2014 and December 31, 2013 included in this prospectus have been audited by Greene & Company, CPAs.  We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Offices of Joseph L. Pittera, 2214 Torrance Boulevard, Suite 101, Torrance, California 90501, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

We were incorporated on May 11, 2012 under the laws of the State of Wyoming.

As of the date hereof, we have had only limited start-up operations and have not generated any significant revenues. For the years ended December 31, 2014 and 2013, we were issued an opinion by our auditors that raised substantial doubt about our ability to continue as a going concern based on our current financial position.

Our executive offices are located at 2631 McCormick Drive, Suite 103, Clearwater, Florida 33759.

Our fiscal year-end is December 31.

INDUSTRY BACKGROUND

Personal Emergency Response Systems & Services

PERS services enable subscribers to call for emergency assistance or otherwise signal distress through an electronic pendant or wrist device which is worn or otherwise carried.  When a PERS device is used, a signal is sent from the device to a receiver connected to the customer’s telephone line.  A call is placed automatically by the receiver either to a predetermined telephone number, such as a family member or an emergency service, or to a PERS call center, where an operator communicates with the subscriber and assists with determining the appropriate response.  This may include placing calls to a pre-approved list of family members, friends, neighbors or requesting EMS, fire or law enforcement assistance.

There are many variations of PERS service. Simple, one-way alarm or emergency signaling devices trigger an automated response, such as contacting emergency response services.  More sophisticated systems are capable of conducting two-way conversations between the PERS call center and the subscriber, contact subscribers proactively to check on health status, issue reminders to take medications and monitor vital signs.  While most PERS services utilize the subscriber’s telephone line, whether POTS, digital or cable, some services use cellular networks or are capable of tracking subscriber location using global positioning satellite.

With the exception of simple one-way ‘panic button’ alarms capable of placing an automated call to emergency services, PERS is a subscription service.  That is, subscribers pay a regular monthly, quarterly or annual fee to maintain service.  In some instances, subscribers may also pay an activation fee and/or a fee for the PERS device itself, although these fees are often waived in connection with promotions and pricing packages.  Additional revenue is generated from subscribers through sale of additional alert devices, away-from-home roaming service, check-in call and medication reminder service, among other enhancements.

The PERS Market

The market for PERS is substantial and growing, driven by compelling need, demographic changes and the availability of new, inexpensive communications devices and services.

•	Frost & Sullivan predicts the U.S. PERS market will double to $1.85 billion between 2011 and 2017.47

•	According to the U.S. Census Bureau, the older population in the U.S. which comprises the target market for PERS service will nearly double from 43.1 million in 2012 to 83.7 million by 2050.48

•
IMS Research forecast that the North American market for PERS will grow at a Compound Annual Growth Rate (“CAGR”) of 11.6% in 2012.49 CAGR is a business and investing specific term for the geometric progression ratio that provides a constant rate of return over the period of time.

_______
47 Frost & Sullivan, North American Personal Emergency Response Systems Market, Frost & Sullivan Research Service, published May 18, 2011. http://www.frost.com/prod/servlet/report-brochure.pag?id=N89F-01-00-00-00
48 Jennifer M. Ortman, Victoria A. Velkoff, and Howard Hogan, An Aging Nation: The Older Population in the United States, Current Population Reports, United States Census, published May 2014. http://www.google.com/url?sa=t&rct=j&q=&esrc=s&source=web&cd=2&ved=0CC0QFjAB&url=http%3A%2F%2Fwww.census.gov%2Fprod%2F2014pubs%2Fp25-1140.pdf&ei=tI-PU9eUDMyEogTmy4KgAg&usg=AFQjCNHPQskWwYCpOttoA9vt-EVg2Javig&sig2=4YMkNHGJv7ZVjBUiGz9XGA&bvm=bv.68445247,d.cGU
49 IMS Research, Wholesale Monitoring Companies Look to PERS for Market Tonic, http://www.marketresearchworld.net/index.php?option=com_content&task=view&id=2071&Itemid=77

PERS is part of an overall effort across the health care and communications/computing industries to harness connectivity and technologies to link seniors, families, care givers and medical service providers, and to coordinate care, awareness and assistance provision.

There are also several ancillary markets for PERS, including school students, travelers, outdoor recreation enthusiasts, those recovering from illness or surgery, mainstreamed mentally-impaired individuals and residents of mainstreamed sheltered communities.

PERS services address a number of trends which have accompanied these demographic shifts, including:

•
Rapidly-expanding population of Americans of advanced age – those over 80 -- where the need for medical care and the likelihood of medical emergency increases. Seniors 80 years of age and older are the fastest growing demographic.50

•
Desire of many active older Americans to maintain autonomy, live independently or remain in their homes and communities.   Nearly 80% of seniors live in their own residences.51   According to the AARP 66% of those it surveyed felt it was very important to stay involved with the world and with people, and 57% said it was very important to continue to learn new things.52

•
Need on the part of many other present and future seniors with limited financial means to live autonomously or alone but wish to reduce the hazards associated with age-related emergencies.  This will likely be aggravated by continuing distress in the housing market, which is preventing many seniors from tapping retirement equity. 53

•
Prevalence of falls are a leading, life-threatening source of injury among seniors, which is compounded when a fallen senior is left undiscovered, undetected and without ability to call for help.  Approximately 30% of people age 65+ will suffer a fall which permanently affects their mobility.54

•	Likelihood of distance from family members who, in the past, would have assisted aging family seniors locally, but who now must coordinate senior health care and assistance remotely.

•
Strained capacity of existing elder care infrastructure.  Much like the strain placed upon school facilities as baby boomers entered the educational system, a similar strain will be placed upon suitable and available properties and resources dedicated to senior living and care.

•
As people age, the numbers of chronic conditions and related care requirements grow. And for a variety of reasons, including cost and availability, care of the aging population has already begun to migrate from nursing homes to assisted living and increasingly to home-based care.55

•
Trend toward leveraging the technologies of a networked world constrained by cost/access.  This includes maintaining contact with geographically dispersed family members, interaction with health care providers, and remote scheduling, tracking and vital sign monitoring.

The Addressable PERS Market

The trends outlined in the previous section demonstrate enormous incipient demand for PERS services.  There are presently 1.5 million PERS service subscribers in North America according to PERS equipment manufacturer Linear Corp.  Linear estimates the size of the addressable market North America – that is, independent seniors in need of monitoring service – at 8.5 million, which would place market penetration at just 17%.  These are people who may be of advanced age, live alone, are of poor health or have had a recent significant medical event.

___________
50 Lindsay M. Howden and Julie A. Meyer, Age and Sex Composition: 2010, 2010 Census Briefs, United States Census, published May 2011, http://www.census.gov/prod/cen2010/briefs/c2010br-03.pdf
51 Anita Creamer, Many Seniors Say ‘No Thanks’ to Living with their Adult Kids, The Sacramento Bee. Jul. 8, 2012, http://www.sacbee.com/2012/07/08/4616232/many-seniors-say-no-thanks-to.html.
52 Linda L. Barrett, Ph.D., Healthy @ Home, AARP Knowledge Management, AARP, March 2008, http://assets.aarp.org/rgcenter/il/healthy_home.pdf
53 Harris Meyer, Housing Bust Derails Some Seniors’ Assisted-Living Care, Kaiser Health News, Aug. 21, 2011, http://www.kaiserhealthnews.org/Stories/2011/August/22/housing-crash-assisted-living.aspx
54 CDC, Falls Among Older Adults: An Overview, Home & Recreational Safety, CDC, last update Sept. 20, 2013, http://www.cdc.gov/homeandrecreationalsafety/falls/adultfalls.html
55 Phillip Moeller, Long-Term Care Costs Favor Home-Based Treatment, US News, April 9, 2013, http://money.usnews.com/money/blogs/the-best-life/2013/04/09/long-term-care-costs-favor-home-based-treatment

The addressable market would also include family members and care givers who make or influence decisions to purchase PERS services.  In some instances, these individuals will live at some distance from the actual user.  Any attempt to reach the addressable market must address both groups of likely decision makers.  This includes not only marketing and selling programs, but customer service and care programs, well.

However, not all of those in the addressable market will desire or be able to afford PERS services, or be in a position to make purchase decisions, due to declining health.  Nor will all of them, particularly certain seniors, be reachable via telemarketing and internet marketing.  In addition, some prospective subscribers will be unreachable because their telephone numbers are on do-not-call lists or they do not shop or make purchases on line.

With current penetration at 17% of an addressable market of 8.5 million individuals, the company estimates the portion of the remaining market of 7 million individuals accessible through direct marketing to be approximately 5 million, a number that will grow substantially for reasons described throughout this plan.  GuardianLink’s goal of establishing a 100,000 subscriber base would be the capture of a 1.2% market share.

Market Trends

A confluence of demographic, technology and economic factors are shaping the PERS market.  More specifically, the rising cost of in-person and in-facility care, along with the reduced availability of in-facility care relative to the swelling ranks of seniors will make in-home, self-administered and remotely-monitored care provision both attractive and necessary.  Simply put, while senior living and care facilities are currently undergoing a construction boom and renaissance, it is neither financially possible nor prudent to build enough capacity to house the temporary cohort of aging Boomers as we’d once built schools for them when they were children.

Fortunately, the declining cost and increased sophistication of networked and mobile computing, sensing and communications technologies will result in an array user-friendly health and medical devices which will make more health care available in the home.  Much the way today’s proliferating mobile and remote computing platforms enhance connectivity and communication, remote and mobile health devices will capture, process and disseminate more information about the status and condition of tomorrow’s PERS users and keep them in touch with care givers and family members.

It is the Company’s belief, as seniors grow more comfortable with technology, the costs for senior assisted living goes up, and seniors continues to seek independence, the PERS market will continue to grow. The primary drivers that will continue to fuel growth in the PERS market are:

•	Swelling in the ranks of seniors, particularly those of advanced age and those living alone, as described above. Approximately 25% of those over 65, or 10 million seniors, live alone.

•	Growth in the number of seniors familiar and comfortable with technology.

•	Cost-effectiveness of remote monitoring compared to live-in or facility-based supervision.

•	Lack of adequate capacity in senior care facilities and senior care infrastructure.

•	Large number of senior unable to afford in-home or facilities-based live monitoring and budget constraints facing institutions tasked with providing senior care.

•	Increasing provision of PERS services through mobile devices and services (cellular, GPS). At least 57% of seniors and 80% of boomers currently possess wireless phones and tablet computers.

•	Growth in the range of services delivered via PERS, such as alerts, medication reminders, check-in services, GPS tracking and fall detection.

•	Use of internet-enabled televisions and personal computers as access points and interfaces for seniors.

PRINCIPAL PRODUCTS AND SERVICES

PERS Service Activation and Provision

GuardianLink is fully operational, however, only serving a limited number of customers. Once funded, the customer base will grow but the operations will continue similarly as follows: Once the purchase transaction has been verified, customer information is sent to the contracted third-party providers of the underlying PERS service for account setup and activation.  At the same time, GuardianLink will coordinate delivery of PERS pendant(s), receiver, related materials and the activation of the PERS system once it arrives at the subscriber’s home.

While transaction charges are verified at the time of sale, the monthly, quarterly or annual charges are processed only after charge authorization and verification is complete.  GuardianLink will also manage equipment returns, replacements, credits and refunds, and will coordinate service termination with the underlying service providers in cases of service cancellation.  The third-party PERS service providers will provide day-to-day customer support for the PERS service.

While GuardianLink’s business model entails capturing as much margin as possible by executing the component functions of subscription marketing, sales, coordination of service provision and billing, certain functions have been outsourced.  These include equipment design and manufacture, PERS response center operation, delivery of equipment to PERS subscribers, PERS monitoring, customer service, troubleshooting, and retrieval, repair and refurbishing of PERS units.

As described previously in this plan, avoiding costs associated with equipment production and PERS response center operations reduces the company’s entry costs and start-up time.  But these are also areas of the business requiring high levels of expertise and experience which the company does not possess.

Design engineering, manufacturing engineering, and production are technically demanding and resource intensive.  PERS call center operations are round-the-clock, mission critical, redundant facilities requiring unique management and personnel.  These centers must be capable of responding to alarm calls and conducting proactive monitoring tasks according to protocol without fail.  Personnel must be trained to accurately assess the nature of an alarm call or the status of a monitoring subscriber.  They then must coordinate notification of appropriate parties or notification of emergency response services.

GuardianLink has identified best-in-class equipment vendors and service providers, each with decades of successful operation and experience.  These companies are described in this section.  Yet the company may choose to bring in house certain of the processing functions associated with PERS subscriptions, such as fulfillment, activation, retrieval, repair, refurbishing.  For example, the Company possesses outbound call center capacity which could be used for monitoring calls.  Assuming call scripting and tracking can be duplicated, internal costs would be lower than similar services delivered by the underlying PERS service provider.  Similarly, bringing the activation function in-house may bring similar cost savings.

PERS equipment and monitoring service will be sourced from multiple well-established vendors including those listed below:

LogicMark, LLC. (http://www.logicmark.com/pages/home.html) is a leading designer and manufacturer of innovative personal emergency response systems with two-way voice communication directly through the pendant.  It specializes in serving the dealer and distributor markets.  The company was named one of the nation’s 500 fastest-growing companies in 2011 by INC. Magazine.

Climax Technology Co. Ltd..(http://www.climax.com.tw) was founded in 1985 and has successfully conquered the American, European, and Japanese market with its wide variety of Wireless Security Systems, all developed and manufactured in-house. Climax Technology Co., Ltd. relentlessly pursues the goal of comprehensive Wireless Security System development. Their focus span from home, family to healthcare facility security

Linear, LLC. (http://www.linearcorp.com/about_linear.php)  offers a full spectrum of advanced alarm monitoring components, on a worldwide basis, for the residential and commercial security market. It has been designing and building for this market for over 50 years and is regarded as one of the founders and leaders of the contemporary security industry.

AMCEST, http://amcest.com/, founded in 1975, is one of the larger vendors in the PERS industry, providing service to tens of thousands of clients. It maintains one of the largest network of home healthcare organizations throughout the United States. AMCEST broad range of monitoring services includes response to security, fire, personal emergency response systems (PERS), environmental and interactive services such as two-way voice and remote video.

COPS Monitoring Services  (http://copsmonitoring.com/) COPS' 2-Way Voice and PERS monitoring service has been monitoring 2-way voice systems for over 20 years and PERS (Personal Emergency Response Systems / Medical Alerts) since their introduction into the market. Today, COPS is the one of the largest independently-owned wholesale alarm monitoring companies in the United States with five load-sharing central stations, and have been serving companies for over 34 years. COPS five load-sharing centers give unparalleled ability to provide fast, efficient, and professional monitoring, even under the worst conditions. Having multiple centers not only gives their customers backup in the event of unlikely equipment failures, it also means that they can staff any one of their central stations in the event that local conditions prevent dispatchers from getting to work.

Telemarketing, Internet Marketing and Billing Operations

The company has made substantial investment in state-of-the-art infrastructure and capabilities for conducting telemarketing and internet marketing campaigns and for secure processing of purchase transactions. It is affiliated with a call center with capacity up to 100 seats in Clearwater, Florida and is affiliated with a call center with capacity up to 100 seats in St. Ann, Jamaica, and a call center with capacity of up to 150 seats in Manila, Philippines.

These fully computerized centers utilize predictive dialers and automated call distribution systems for efficient processing of outbound and inbound calls.  Customer service representative workstations feature personal computers or terminals connected to the company’s servers for the capture of customer and transaction data.  Personnel are carefully recruited and screened before hire, receive rigorous training and are provided with detailed scripts and supervision to ensure the highest levels of customer care.

Purchase transactions are made by customers using commercial credit cards and debit cards, such as Visa, MasterCard and American Express and checking account through ACH.  Cardholder or checking account data is captured at the point of sale by a telemarketing sales representative or secure web page.  The transaction data is passed through a secure gateway and to the credit card settlement system, which secures payment from the purchaser.

Management, Administration, Other Operations

Since its founding, GuardianLink has developed robust supervisory, oversight, quality control, management information and corporate governance protocols, procedures and methods.  This includes systems to ensure compliance with regulatory and legal mandates affecting direct marketing which are issued by the U.S. Federal Trade Commission, state Attorneys General and state consumer protection agencies.  The management team is comprised of seasoned executives with deep experience in direct marketing, new product development, new product launches, branding, promotion and sales.

GUARDIANLINK BACKGROUND

GUARDIANLINK DISTRIBUTION METHODS

GuardianLink is closely affiliated with Global Media and Rewards that currently markets and sells PERS service as a private label distributor.  That is, it markets to and acquires PERS subscribers on behalf of a third party PERS equipment and service provider in return for a one-time commissions.  After acquisition costs are subtracted, the gross margin per subscriber is approximately $50.00.  The Company currently generates approximately 25 subscribers per month and has the capability of generating 500 orders per month immediately through its established dealer network. Because of the Company’s affiliation with call centers and dealers that have produced large volumes of PERS customers, GuardianLink can employ similar techniques to produce customer sales. Additionally with the additional capital raised through this offering, the Company can expand its sales efforts. The Company believes it is capable of expanding sales volume by another 500 new subscriptions per month internally and by up to 5,000 new subscribers per month through its dealer network.

While the distribution model is both successful and scalable, it has limited potential for monetizing the customer base acquired for its PERS provider.  It does not ‘own’ the customer relationship and resulting recurring revenue.  Without a direct billing relationship, opportunities for additional sales of other products and services to subscribers are severely restricted.  Similarly, ownership of the customer enables GuardianLink to monetize the base through sale of subscription blocks.

GuardianLink seeks to remedy these deficiencies by establishing a more fully-integrated PERS service provider.  The company will not only acquire subscribers through its own marketing and selling activities and those of its extensive network of marketing partners, but it will also manage and coordinate all aspects of the customer relationship throughout its lifecycle.  To accomplish this, GuardianLink will leverage the substantial experience and understanding by the ownership and management of all aspects of direct marketing, customer resource management, best practices, infrastructure requirements and quality assurance to successfully coordinate sales and delivery of PERS equipment and service delivery and provision.

Most important, GuardianLink will bill and collect for ongoing service throughout the life of the subscription. This will increase revenue per subscriber from approximately $250.00 under the distributor model to $1,138.00. Gross profit per subscriber will increased from $50.00 under the distributor model to approximately $600.00 and gross margin will more than double from 20% under the distributor model to approximately 50% under the more fully-integrated model.

GuardianLink will evaluate and enter into direct supplier agreements with multiple PERS unit and service providers.  This enables it to retain the single advantage of the distributor model.  That is, avoiding the prohibitive investment involved with direct manufacture of PERS equipment, most of which is done overseas and under various patents, and the establishment of capital-equipment and personnel-intensive PERS response centers.

GuardianLink still views the distributor model as viable for other direct marketers, which it will seek to recruit and aggregate in order to increase sales volume.  But the company will now capture the subscription revenue associated with subscribers generated by its recruited marketing partners, as well.

GuardianLink equipment and service packages will be offered on monthly-, quarterly and annually-billed bases.  The forecasts accompanying this plan anticipate a blend of these payment options.  As is customary in direct marketing, the company will develop and test new service and pricing packages featuring value added service options, premiums and loyalty rewards and incentives.

Among the value-added options and purchase incentives being considered:

•
Lockbox:  Its purpose is to allow entry by designated caregivers or neighbors in the event of an alarm call.  This eliminated the need to break windows or doors to gain access to the residence of a subscriber (approximate annual value $40.00).

•	Protection Card: To be carried when the subscriber is away from home, it provides 24/7 access to subscriber medical information (approximate annual value $60.00).

•	Voice Remote: Enables subscribers with limited mobility to answer the telephone and conduct two way conversations through a wireless pendant (approximate annual value $60.00).

•	Wellness Checks: Pre-scheduled calls from the service provider to the subscriber to check on health status (approximate annual value $60.00).

•
Nurse Call: Enables subscribers to request to speak to a “live” Nurse by pressing the “help” button through their wireless pendant. Subscribers will receive a call back from a registered nurse to answer their questions.

Telemarketing and Internet Sales

GuardianLink will find and enroll new PERS subscribers through direct marketing and selling campaigns and promotions under its own brand name. The company is experienced with telemarketing and internet marketing and operates its web sites, servers, secure transaction processing, data security, fulfillment, quality control, and customer service and support functions in full compliance with all state and federal regulations. It will also market and sell through an established network marketing partners, distributors and affiliates.

More specifically, GuardianLink will use telemarketing and internet campaigns to promote its services and generate responses from potential customers.  It will acquire lead lists of viable prospects within the target demographic for use by its internal selling operation and recruit marketing partners capable of reaching prospective customers within the target demographic.

Respondents to these campaigns are provided with information about service features, benefits, pricing and optional services by trained telemarketing sales representatives or at web pages for on-line campaigns and promotions.  Customers enroll either directly with the telemarketing service representative or through an on-line enrollment form.  At this point, whether during the telemarketing call or at the web page form, the customer provides a commercial credit, debit card number or checking account information for completion of the purchase.

Telesales Operation

The Company expects to generate approximately half of all new account sales internally through its trained telesales representatives.  These individuals will be hired, trained and provided with scripting to provide prospective customers with complete and accurate information about the PERS service, thus enabling the prospective subscriber to make purchase decisions with confidence.

GuardianLink employs a two-step ‘contact and close’ sales strategy designed to maximize efficiency and sales volume while controlling costs.  Here, lower-cost off-shore call centers survey prospects in the target demographic with questions concerning health, health care and lifestyle.  This is a non-invasive method of gauging likely interest in the PERS product.  If interest is high enough, the call is transferred to a PERS telesales specialist, who can provide detailed information, close the sale and process the order for fulfillment and activation.  What’s more, because information about preferences has been collected during the survey process, the telesales specialist can recommend compatible offers to increase the purchase amount, thereby increasing both revenue and margin per sale.

Prospect contact and new customer closing rates are affected by a number of factors, including the quality of the lead lists used internally and the quality of leads generated by the company’s internet and web site marketing.  Based upon the company’s management experience with past programs, the company estimates that up to half of its forecasted sales will occur through its internal sales operations.

Internal telesales activity will be supplemented by selling activity conducted by third party telesales organizations.  These companies have experienced telesales representatives and/or access to lists of prospects within the target demographic.  These companies are paid a commission for confirmed orders generated.  Many of these partners offer complementary products, and the PERS program is an excellent way for them to add revenue and margin to their sales.  Other partners maintain ‘registration paths’ targeting consumers looking for bargains and discounts.  Here, consumers ‘opt-in’ to receive discount and bargain benefits by enrolling with an email address and other data, which GuardianLink can use to identify and contact viable PERS prospects. Using third party telesales organizations enables the Company to expand (and contract) the size of telesales campaigns without incurring much of the associated overhead expenditures.  GuardianLink will provide these partners with scripting, training and sales support.

Internet Sales Operation

The Company maintains a commerce-enabled web site for the purpose of attracting and enrolling subscribers. It will also make the GuardianLink offer available through web sites operated by marketing partners, who will be paid a commission for orders generated at these sites.  Traffic is driven to both Company-owned and partner-operated web sites through email marketing, web site advertising, such as banners and buttons, search engine marketing, search engine optimization and utilization of social media.

More specifically, email campaigns will be conducted by marketing partners capable of reaching prospects in the target demographic.  These emails will contain offers for the PERS product, along with a link to either Company-owned or partner-operated commerce enabled web sites.  Once email recipients click on the link and arrive at the web site, they can receive product, service and pricing information to assist them in making a purchase decision and completing a purchase.

Traffic to these web sites is also generated through search engines used by consumers to find information about products, services and vendors.  Potential customers enter search terms at search engine web sites, such as Google and Bing.  These search engines return results relevant to the search terms entered and these results include links to the web sites of those listed in the results.

The key to search engine marketing is achieving a high ranking in these search results, where searchers are more likely to click on the links provided.  Marketers accomplish this in one of two ways.  The first is through search engine marketing, also called ‘paid search’, wherein companies compete for traffic by bidding on popular search terms.  The highest bidder is put at the top of the paid rankings and, usually, receives the lion’s share of traffic from those clicking on the paid search result rankings.

The second way is search engine optimization, which entails improving a web site’s visibility and attractiveness to the search engines.  This, in turn, entails a number of strategies and tactics, such as modifying web site and web page content, establishing links to other sites with relevant content, incorporating selected search terms into the content, and tagging web pages in such a way as to make the pages and the site more relevant to the search term entered into the search engine.  Those ranking highest in search engine results will, usually, receive the most of the traffic from those clicking on the links embedded in the listing.

A further method of increasing traffic to web sites and offer pages is through social media, such as Facebook and Twitter.  This entails establishing a presence in social media environments and interacting within these communities in a variety of ways so as to raise the visibility of this presence.  This is a more organic form of marketing, with success predicated on building familiarity, credibility and trust among community users, who often rely upon one another for guidance and information about purchase decisions.   As with other forms of internet marketing, social media participants reach GuardianLink web and offer pages through links provided by the company.

GuardianLink is currently researching and contacting leading specialists in search engine optimizations (SEO). SEO will maximize the visibility and attractiveness of GuardianLink web and offer pages by modifying and improving content, further optimizing web and offer pages and sites through link building, and managing the Company’s presence and activities within social media spaces.

A key import of SEO and this form of marketing is that acquisition costs are estimated to be only 75% of the acquisition costs detailed in the cost model. A second important aspect of this relationship is the potential of search engine and social media marketing to deliver large volumes of orders.  There is a possibility that this marketing channel may become a leading source of new PERS subscriptions.

There is broad variation in the performance and output of third party marketing partners, due to such things as partner size, quality of access to prospects in the target demographic and resources available for the promotion of the PERS service.  Based upon past experience, the company believes it can recruit third parties capable of delivering new subscribers at a rate sufficient to meet projections.

To increase the likelihood of marketing partner success with, the Company makes available its telesales training and scripting, internet creative and other proven methods and protocols in order to accelerate sales and profitability.  This provides substantial incentive in the recruitment of marketing partners.

Other Marketing Channels

While the telemarketing and internet channels enable GuardianLink to quickly acquire customers and build a revenue-generating base, other channels with which the management possesses substantial experience offer promise.  These include other forms of direct marketing, such mail, newspaper and magazine inserts, credit card bill inserts, radio advertising, direct response television ‘infomercials’, all channels with operating dynamics and performance metrics analogous or equivalent to the telemarketing and internet channels.

In some cases the GuardianLink offer may be paired, bundled or cross-promoted with other products and services currently using these channels and targeting the same demographic.  Similarly, GuardianLink offers could be included in packaging and shipments of other products to the target demographic. In these cases, GuardianLink could be bundled directly with a complementary product as a packaged offer, or offered to customers who purchase the complementary product as an additional purchase option.  Special pricing and other inducements may be offered as purchase incentives.

In addition to other direct response channels, the Company may utilize intermediaries who have an established presence within the target demographic.  These include medical equipment dealers, health care organizations and professionals and organizations serving seniors, as well as distributors, resellers and others interested in promoting and carrying the product.

Leveraging the subscriber base

The basic PERS service subscription described above is attractive and designed to appeal to the broadest swath of the target market.  It will enable GuardianLink to build a subscriber base.  But there is significant additional revenue potential in the customer base through sale of additional products and services.  This includes additional monitoring and sensing devices, check-in service, medication reminders and family/caregiver connectivity tools.  The Company is actively evaluating new products, services and vendors.

COMPETITION

The competitive environment for retail PERS is highly diffused, as opposed to rigidly stratified.  Participants include equipment makers, such as Philips, with its LifeLine brand, alarm service providers, such as ADT, which markets under its Companion Service brand, vertically-integrated, dedicated PERS service providers, such as Link To Life, wholesale PERS service providers who provide ‘white label’ service to other companies for re-sale, marketers of third party services under their own brand names, as is the case with GuardianLink, as well as distributors, agents, resellers and marketing affiliates selling under their suppliers’ brands.

With the exception of wholesale providers of service to other distribution channel participants, all participants compete directly for subscribers (major brands through their dealer networks).  Competitive factors include brand name recognition, reputation, response times, pricing, discounts, value-added premiums, and bundling of PERS service with other products and services.  Most offer free installation and activation as subscription incentives.  Monthly pricing for basic monitoring service is between $25.00 and $49.00.

Direct Competitors

Direct competitors include companies approaching the market from the home security industry (ADT), those focused on medical monitoring (VRI), and distributors and dealers representing major national home security and medical monitoring brands.  Direct competitors also include independent home security and medical monitoring companies selling these services under their own brands, marketing organizations and sales agents selling both branded and private label security and monitoring services.

	Branded	Wholesale	Branded	Independent	Marketing Orgs	GuardianLink
	PERS	PERS	Dealer	Alarm/Security

Equipment Design/Manufacture	●	●				x

Response Center Operation	●	●				x

Customer Service	●	●	●	●		●

Billing/Collection	●					●

Sales	●		●	●	●	●

x – Denotes “private labeled” services provided through vendors

Alarm Service Providers who sell directly and through dealer networks.  For these competitors, PERS service is an add-on sale or secondary source of income.  Their primary strength is brand name recognition and the geographic presence of local dealer networks.  Among these participants are:

•	ADT/Broadview: http://www.adt.com/home-security/solutions/medical-alert-systems

•	Honeywell: http://www.firstalertprofessional.com/resi/mon/index.html

•	General Electric: http://www.protectamerica.com/a02818

•	Xfinity (Comcast): http://www.comcast.com/homesecurity/security.htm?SCRedirect=true

The primary disadvantages of alarm service providers is their lack of focus and poor access to likely stand-alone PERS service customers, an inability to rapidly generate large volumes of new subscribers, having to bear costs associated with product development and manufacture of equipment, and the investment and operating costs associated with PERS call centers.

Medical Monitoring/Home Wellness Providers focused specifically on networked health information sharing, awareness and data collection.  These participants market and sell directly and through dealer networks, independent medical equipment and service companies, distributors and sales organizations.  The principle advantage of these competitors is their understanding of the market for medical data products and services.  These companies are most likely to indicate PERS service, option and technology evolution trends.

•	Venture Medical: http://www.venturemedical.com/

•	VRI: http://www.monitoringcare.com/, http://medicalguardian.com/3-Home.html

•	Intel: http://www.healthcareitnews.com/news/intel-rolls-out-remote-monitoring-solution-europe

•	Bosch: http://www.bosch-telehealth.com/content/language1/html/6970_ENU_XHTML.aspx

•	Express MD: http://www.expressmdsolutions.com/index.aspx

•	Ideal Life: http://mobile.eweek.com/c/a/Health-Care-IT/Sprint-Ideal-Life-Unveil-Remote-Health-Monitoring-Device-at-CES-120182/

•
Philips (Care Innovations Connect, Be Close, Well AWARE, A Frame Digital, Grand Care) http://www.meaningfulinnovation.philips.com/Global/Active%20aging/philips-home-healthcare-technology-active-aging.pdf

The primary disadvantages of these participants is their relative lack of visibility among senior and caregiver decision-makers and their relative unfamiliarity with direct marketing channels capable of generating large volumes of new subscribers.

Mobile PERS:  The combination of cellular and global positioning satellite technologies enables more mobile, independent seniors to be covered by PERS service while outside or away from the home.  These companies will be well-positioned to serve the growing ranks of new seniors who are familiar and comfortable with mobile and smart phones and devices.

•	MobileHelp: http://www.mobilehelpnow.com/

•	LifeStation: http://www.lifestation.com/

•	Securus: http://www.securusgps.com/

The primary disadvantage of these participants is in the short term, as a large portion of the existing market is comprised of people less familiar with use of mobile technologies.

Fall detection:  Single-purpose devices for detecting falls.  The advantage of these products is their single focus on falls.  As stated previously in this plan, approximately 30% of people age 65+ will suffer a fall which permanently affects their mobility.

•	Halo Monitoring: http://www.halomonitoring.com/

•	Wellcore: http://mobihealthnews.com/5923/wellcore-unveils-its-fall-prevention-and-activity-monitor/

•	MediSense: http://mobihealthnews.com/3705/medisens-aims-to-restore-diabetics-sensation-balance/

•	iShoe: http://mobihealthnews.com/758/100-ishoe-due-out-next-year/

•	AT&T Smart Slipper: http://mobihealthnews.com/5675/att-develops-smart-slippers-for-fall-prevention/

Conversely, the disadvantages of single-purpose devices are self-evident.  Other forms of distress and emergency could go undetected.

Stand-Alone Devices/Panic Buttons/Phone and Cellular Speed dial:  A variety of devices, including land line and cellular telephones can be programmed to place an emergency call to a pre-determined family member, neighbor or emergency service.  While there are generally no fees associated with these devices, pre-programmed service parameters are rigid and provide for a limited range of responses.

Wholesale PERS service providers:  These companies have a high level of expertise in equipment manufacturing, fulfillment, activation, service provision and provide service primarily to independent alarm, security and medical monitoring companies, dealers and marketing organizations.

While they are not primary competitors, GuardianLink will compete with companies using wholesale PERS providers as underlying service providers.  GuardianLink enjoys an advantage over these companies because it is a high volume subscription sales organization, enabling it to negotiate lower pricing and/or recurring income agreements with underlying service providers.

PERS marketing companies:  These companies use a variety of selling channels – direct, retail, affinity, bundling with sales of another product or service – to promote and sell.  Those using direct marketing channels are the most likely immediate competitors to GuardianLink, especially those using telemarketing and internet channels.  However, because they generate lower volumes and do not have access to GuardianLink’s favorable terms with PERS vendors, these companies also make excellent dealer candidates for GuardianLink.

Most product and service packages offered by competitors differ little in terms of price and features.  Discounts are sometimes offered for quarterly and annual commitments.  There are no overwhelmingly dominant brands or marketplace incumbents.  Indeed, the relative novelty of the service, the low level of market penetration and the explosive growth in potential subscribers favors companies like GuardianLink, which are capable of effective marketing, selling and service.

Indirect and Latent Competitors

Companies listed below operate within the PERS market space and could become direct competitors by adding PERS service.  Conversely, they could also be potential marketing partners for GuardianLink, as most will outsource the PERS component.  Many of these companies serve the target demographic and/or care givers and have technology platforms, infrastructures and/or devices capable of bundling PERS services.

•	Microsoft Kinect (motion sensing): http://www.microsoftstore.com

•	eCareDiary (senior/caregiver portal): http://www.ecarediary.com/default.aspx

•	Connected Living (senior/caregiver portal): http://www.connectedliving.com/

•	Caring.com and Care.com (caregiver tools): http://www.caring.com/

•	CaringBridge (senior caregiver portal): http://www.caringbridge.org/

•	WiiFit (interactive health applications): http:// www.wiifit.us

•	Skype: Video and conference calling: http://www.skype.com

Competitive Advantages

GuardianLink’s competitive advantage will rest upon its affiliation with call centers and dealers with proven access to, and successful use of, telemarketing and internet marketing channels capable of reaching prospective subscribers in the target market.  This includes expertise in identifying and obtaining viable leads and prospects, creating compelling offers, scripts and incentives, and delivering a high level of customer care.  The primary advantage in the existing PERS market environment will go to strong promotional and sales organizations.

With regard for specific competitor types, GuardianLink enjoys several distinct advantages:

•
In contrast with dealers, distributors and marketing organizations, GuardianLink will control the customer relationship through billing and collection of monthly subscription fees. This not only increases the amount of revenue captured, but positions the company to make add-on sales, up-sells to premium-level service packages.

•	The company is a proven volume producer of subscription sales. This is a fast-growing, yet relatively un-tapped market, where there are no dominant brands.

•
By focusing on sales, GuardianLink will be unburdened by the investment requirements and operating expenses associated with development and manufacture of PER equipment and operation of PERS call centers.

•
As a direct marketing specialist, the company’s management and its marketing staff are adept at creating compelling product and service packages, adding value through use of promotional premiums and incentives, and making additional sales to the subscriber base.

•
Use of multiple direct marketing channels and use of a variety of strategies and tactics within each channel. These include outbound telemarketing campaigns featuring ‘warm transfer’ to determine prospective customer interest, email campaigns to carefully sorted prospect lists managed by marketing partners, web site pay-per-click and pay-per-action advertising, search engine marketing (SEM) and search engine optimization (SEO), and use of social media.

•
Capture of total life cycle revenue, including add-on sales of other products and services gives the GuardianLink model a clear advantage, in terms of revenue and profitability, over dealers and marketing specialists, even those paid a portion of the life cycle revenue.

•
Because direct marketing is a data-driven business, the Company’s experience with data mining and its access to the data mining capabilities of its marketing partner network will reduce the time and cost of locating, contacting and informing viable PERS prospects, closing sales and anticipating customer service needs.

Competing In The Future

It is likely and perhaps inevitable that PERS monitoring will migrate to mobile and/or internet delivery platforms and away from traditional wire line telephone service provision.  This will accelerate with the generational change in the composition of the U.S. senior population which will take place over the coming decade, as more tech savvy Boomers come to outnumber their Greatest Generation and Silent Generation parents and grandparents.

In order to remain competitive, GuardianLink is evaluating likely forms of PERS service provision in the future, including web-centric voice-over-internet protocol (VoIP) devices, 3G and 4G cellular data, mobile GPS, smart phone and downloadable smart phone applications, among others.

SOURCES AND AVAILABILITY OF PRODUCTS

Products are readily available from the vendors evaluated to accommodate short term objectives. Equipment production can be increased with relatively short notice.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

GuardianLink is not dependent on one or a few major customers.

PATENTS AND TRADEMARKS

None.

NEED FOR ANY GOVERNMENT APPROVAL OR PRINCIPAL PRODUCTS

None.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws.  We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

ENVIRONMENTAL LAWS

Our operations are not subject to environmental laws and regulations.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

GuardianLink currently does not employ any full-time staff employees.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock that limits the ability to sell the stock.  The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-	Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

-
Contains a description of the broker or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

-	Contains a toll-free number for inquiries on disciplinary actions;

-	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

-	The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-	The bid and offer quotations for the penny stock;

-	The compensation of the broker-dealer and its salesperson in the transaction;

-	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling their securities.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

Our transfer agent will be Interwest Transfer Co., Inc., 1981 E. Murray Holladay Road, Salt Lake City, Utah 84117, with telephone number of (801) 272-9294.

FINANCIAL STATEMENTS

Our fiscal year-end is December 31.  We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports.  The audited financial statements for the years ended December 31, 2014 and December 31, 2013 are included.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion and analysis is intended as a review of significant factors affecting our financial condition and results of operations for the periods indicated.  The discussion should be read in conjunction with our consolidated financial statements and the notes presented herein.  In addition to historical information, the following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those anticipated in these forward-looking statements as a result of certain factors discussed in this annual report.

MANAGEMENT’S PLAN OF OPERATION

The following discussions of our financial condition, changes in financial condition and results of operations for the periods ended December 31, 2014 and should be read in conjunction with our audited financial statements and related notes for the periods ended December 31, 2014 and December 31, 2013.

The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of the Company. The Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities.

GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities.  Management has plans to seek additional capital through a private placement and public offering of its common stock. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

RESULTS OF OPERATIONS

For the period from inception on May 11, 2012 through December 31, 2014 the Company has incurred a net loss of $236,802.

For the year-ended December 31, 2014 the Company realized total revenue of $25,240 compared to the period ended December 31, 2013 when the Company realized total revenue of $1,857.

From our inception on May 11, 2012 to December 31, 2014, we have generated only $25,240 in revenue, while our total liabilities through December 31, 2014 are $242,440 compared to the period ended December 31, 2013 when the total accumulated liabilities were $28,374.

Operating expenses for the twelve months ended December 31, 2014 totaled $145,826 when compared to the period ended December 31, 2013 when total operating expenses were $15,482.

For the period from inception on May 11, 2012 through December 31, 2014 the Company has incurred a net loss of $236,802.

Our total liabilities through December 31, 2014 are $242,440.

Liquidity and Capital Resources

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has very little liquidity and no capital resources.

ACHIEVED MILESTONES TO BUSINESS OPERATIONS

GuardianLink has already achieved initial milestones associated with design, development and launch of the PERS product, all of which are familiar to the company and its management. The working capital requirements are approximations only and subject to adjustment based on costs and needs of the Company, and market conditions of the media and broadcasting industry, none of which can be forecast exactly.

The costs associated with operating as a public company are included in our budget. Management will be responsible for the preparation of the required documents to keep the costs to a minimum. These achieved milestones include:

•	Sourcing quality PERS systems and services providers

•	Contract to outsource fulfillment to ensure quality and timely delivery

•	Conducting initial telemarketing campaigns

•	Conducting due diligence on PERS industry participants, competitors and users

•	Devising a launch plan and business model for more integrated service provision

•	Initiated sales, fulfillment, and service provision for new customers

•	Reached the first 100 GuardianLink customers

No other future milestones have been established at this time.

CRITICAL ACCOUNTING POLICIES

A.	BASIS OF ACCOUNTING

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Stock-Based Compensation

The Company accounts for share based payments in accordance with ASC 718, Compensation - Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. In accordance with ASC 718-10-30-9, Measurement Objective – Fair Value at Grant Date, the Company estimates the fair value of the award using a valuation technique. For this purpose, the Company uses the Black-Scholes option-pricing model. The Company believes this model provides the best estimate of fair value due to its ability to incorporate inputs that change over time, such as volatility and interest rates, and to allow for actual exercise behavior of option holders. Compensation cost is recognized over the requisite service period, which is generally equal to the vesting period. Upon exercise, shares issued will be newly issued shares from authorized common stock.

ASC 505, "Compensation-Stock Compensation", establishes standards for the accounting for transactions in which an entity exchanges its equity instruments to non-employees for goods or services. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of ASC 505.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The name, age and position of our officers and directors are set forth below:

Name	Age	First Year as Director	Position
Mark Kelly	55	2012	President
Joseph Fulvio	58	2014	Director
Dr. Robert Drapkin	69	2014	Director
Will Prater	32	2014	Director

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies.  No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors.  The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS

The following information sets forth the backgrounds and business experience of the executive officers and directors:

Mark Kelly –President/CEO/Director

Mr. Kelly brings more than 25 years of sales, marketing, finance and corporate management experience to GuardianLink, with 10 years specific focus on online direct response marketing and advertising. He has served on several boards of directors for the telecommunications, marketing and online advertising industries. He first ventured in the internet space when he successfully launched an online marketing division for a telecommunications company and drove sales to $100 million annualized revenues, serving as President and Director of Atlas Communications from 1998-2001.  He then founded FreeSpark.com, a $50 million company which grew so quickly during its first year that it placed in the top 50 of all companies for unique monthly visitors. As President and Director for FreeSpark from 2001-2004, he pioneered a new billing solution which enabled online purchases without the use of a commercial credit card. Mr. Kelly heads up the product development and his duties will include corporate management and use his extensive list of industry contacts to further the company’s goals and objectives. Mr. Kelly has also been President and Director of Polar Communications from 1993-1995, Vice President and Director of Amer-I-net from 1992-1995, and President and Director of EZ Connect Services from 2008-2012.

Joseph Fulvio - Marketing / Director

Mr. Fulvio brings more than 25 years of experience with growth companies and new ventures.  He specializes in design and execution of strategic, market entry, marketing and distribution channel plans and programs, building and refining business models, due diligence preparation for outside investment and devising competitive and positioning programs. Mr. Fulvio has been a Market Development Specialist for Third Coast Partners for more than 25 years now (June 1984 – Present). He was also Vice President of New Product Development for Information Publishing Corporation from July 1987 – September 1991. More recently, Mr. Fulvio served as Vice President of Marketing and Business Development for Nova International/Free Spark, LLC from December 1999 – February 2005. He has served clients and held executive positions with companies in a broad range of industries, including telecommunications, computer electronics, industrial materials, manufacturing, air traffic management, internet marketing and publishing.  He has extensive experience doing business throughout the Asia-Pacific region, with a focus on China.

Dr. Robert Drapkin - Director

Robert Drapkin MD is a board certified oncologist who specializes in medical oncology and hematology & oncology and has held many academic and hospital appointments throughout his career. He has been working as a Research Assistant Professor in the Department of Medicine at the South Florida School of Medicine since September 1980. In addition, he is also an Affiliate Physician at Moffit Cancer Center and an Associate Clinical Professor at the University of South Florida, Tampa Florida. Dr. Drapkin is licensed to practice in Florida. His other appointments include Chief Resident and Instructor, Internal Medicine (University of Illinois 1971-1975), Attending Physician, Clinical (Dept. of Medicine, Roswell Park Memorial Institute, New York, 1978-1979) and National Leukemia Association Fellow (Memorial Sloan- Kettering Cancer Center in New York, 1976-1978) He currently practices medical oncology and hematology & oncology at Florida Cancer Specialists in Clearwater, Florida.

Will Prater - IT Director/ Director

Mr. Prater is the company’s technology director.  He has overall responsibility for assembling, integrating and operating the company’s computing, internet, telecommunications and call center platforms, operating systems, software and applications.  He brings to the team broad experience with build-out, interoperability and performance enhancement of enterprise networks and infrastructure.  Prater designed and operates the company’s IT infrastructure.  This entailed building a redundant multi-dialer telemarketing system featuring local and cloud-based back-ups, archiving, remote monitoring, quality control systems, and coordination and support of more than 100 system users in three countries.  It also entailed design and construction of a transaction processing system capable of securely capturing sales and transaction data from telemarketing and internet generated sales, and moving these transactions through the payment settlement process.   Prior to this, Prater served as lead developer for a PC-based game company.  There, he designed and built a web application enabling real-time advertising placement into games.  Prior to this, Prater was network administrator for Communications and Electrical Supplies, Inc., a Missouri-based provider of fiber optic communications products and technologies. He was also IT Director for Rothchild Global Marketing from 2008-2014, Senior Web Engineer for MVP from 2006-2008, and Senior Systems Consultant at Elzemeyer Consulting from 2004-2006.

The Board believes that each of the Company’s directors is highly qualified to serve as a member of the Board. Each of the directors has contributed to the mix of skills, core competencies and qualifications of the Board.

None of our current directors hold or held any directorships during the past five years in other reporting companies. Presently, none of our directors is an “independent director” under the Corporate Governance Rules of the NASDAQ Stock Market, Inc., Rule 5605(a)(2). There are no family relationships among any of our directors or executive officers.

Promoter

Joseph Zoccali served as a promoter for the Company. For his services, Mr. Zoccali received 2,000,000 common stock shares of the Company. Mr. Zoccali currently acts as an advisor for marketing and creating relationships with outside affiliates for sales.

CORPORATE GOVERNANCE GUIDELINES

Our Board has long believed that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Our common stock is not currently quoted on any listed exchange. However, our Board believes that the corporate governance rules of NASDAQ and AMEX represent good governance standards and, accordingly, during the past year, our Board has continued to review our governance practices in light of the Sarbanes-Oxley Act of 2002, the new rules and regulations of the Securities and Exchange Commission and the new listing standards of NASDAQ and AMEX, and it has implemented certain of the foregoing rules and listing standards during this past fiscal year.

EXECUTIVE COMPENSATION

Currently, our officer and director receive no compensation, other than shares of common stock previously issued, for services during the development stage of our business operations.  He is reimbursed for any out-of-pocket expenses that he incurs on our behalf.  In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved.  We also do not currently have any benefits, such as health or life insurance, available to our employees.

The Company’s directors currently serve without compensation. However, the Company’s directors and officers that had been serving without compensation were issued common shares in the following amounts:

Name and Principal Position	Number of Shares
Mark Kelly, President	2,000,000
Joseph Fulvio, Director	25,000
Dr. Robert Drapkin, Director	100,000
Will Prater, IT Director	100,000

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive (#)	Deferred Comp Earnings ($)	All Other ($)
Mark Kelly,	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-
President	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Joseph Fulvio,	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Director	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Dr. Robert Drapkin,	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Director	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Will Prater,	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-
IT Director	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-

OPTION GRANTS

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors.  The Board of Directors has the authority to fix the compensation of directors.  No amounts have been paid to, or accrued to, our director in such capacity.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since the date of incorporation on May 11, 2012, the Company has not paid any compensation to any officer, director, or employee. The Board of Directors will determine future compensation and, as appropriate, employment agreements executed.

Mark Kelly is the only officer (and employee). Mr. Kelly has voluntarily deferred his compensation and has agreed to the minimum funding of $500,000 prior to payment of any salary and there is no contractual agreement to this effect.  He has deferred compensation beginning January 1, 2015. His annual salary will be $150,000 per year; however, he will not begin receiving this salary until the company has sufficient funding of a minimum of $500,000. Once the Company has sufficient funding, Mark Kelly will be paid retroactively starting from January 1, 2014. In the event the Company is only able to raise the minimum offering proceeds of $100,000 no salary will be paid following this Registration. In the event that the minimum offering proceeds of $100,000 are not reached then Mr. Kelly would continue to defer his compensation until such time as the Company managed to raise at least $250,000.  Once $250,000 was reached then Mr. Kelly would agree to receive his compensation subject to the other financial needs of the Company.  Mr. Kelly’s Executive Employment Contract is attached to this Registration Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

			Percent of Class
Title of	Name, Title and Address of Beneficial	Amount of Beneficial	Before	After
Class	Owner of Shares (1)	Ownership (2)	Offering	Offering (3)

Common	Mark Kelly	2,000,000	28%	25%

	Joseph Zoccali	2,000,000	28%	25%

	Melvin Shorr	2,000,000	28%	25%

	William Prater	100,000	1%	1%

	Dr. Robert Drapkin	100,000	1%	1%

	Joseph Fulvio	25,000.04%		.04%

	Bridgeport Enterprises	650,000	9%	8%

	All Officers and Directors as a Group	2,225,000	32%	28%

1.  The address of each executive officer and director is c/o GuardianLink, 2631 McCormick Drive, Suite 103, Clearwater, Florida 33759.

2.  As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3.  Assumes the sale of the maximum amount of this offering (1,000,000 shares of common stock) by GuardianLink.  The aggregate amount of shares to be issued and outstanding after the offering is 7,977,500.

FUTURE SALES BY EXISTING STOCKHOLDERS

Further new issues of stock unless registered will be restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act.  Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition.  Any sale of shares held by the existing stockholders (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors.  We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, under Section 14 of the Exchange Act and other information with the Commission.  Such reports, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

GUARDIANLINK

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
GuardianLink, Inc.

We have audited the accompanying balance sheet of GuardianLink, Inc. as of December 31, 2014 and 2013, and the related statement of operations, stockholders’ deficiency, and cash flows for the years ended December 31, 2014 and 2013.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GuardianLink, Inc. as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has significant net losses and cash flow deficiencies.  Those conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding those matters are described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Green & Company, CPAs

Green & Company, CPAs
Temple Terrace, FL

May 4, 2015

GuardianLink
BALANCE SHEETS
(AUDITED)

	December 31,	December 31,
	2014	2013
ASSETS

Current assets:
Cash	$692	$457
Accounts receivable	-	853
Prepaid expenses	793	36
Inventory	4,029	6,730
Total current assets	5,514	8,076

Other assets
Website, net	124	404
Total assets	$5,638	$8,480

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$5,437	$-
Deferred revenue	793	389
Due to related party	53,433	20,097
Notes payable	2,408	5,946
Dividends payable	170,301	-
Other current liabilities	750	-
Total current liabilities	233,122	26,432

Long term liability
Notes payable, related party	9,317	1,942
Total liabilities	242,339	28,374

Stockholders' deficit:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized
Series A: 3,000,000 and -0- shares issued and outstanding as of September 30, 2014 and December 31, 2013 respectively.	1,500	-
Series B: -0- shares issued and outstanding as of September 30, 2014 and December 31, 2013.	-	-
Series C: -0- shares issued and outstanding as of September 30, 2014 and December 31, 2013.	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized 6,977,500 and 21,000,000 shares issued and outstandingas of December 31, 2014 and December 31, 2013, respectively.	698	2,100
Additional paid in capital	(72,509)	140
Accumulated deficit	(166,490)	(22,134)
Total stockholders' deficit	(236,801)	(19,894)

Total liabilities and stockholders' deficit	$5,638	$8,480

The accompanying notes are an integral part of the financial statements.

GuardianLink
STATEMENTS OF OPERATIONS
(AUDITED)

	For the	For the
	year	year
	ended	ended
	December 31,	December 31,
	2014	2013

Revenue	$25,240	$1,857
Cost of Sales	22,364	6,804
Gross profit	2,876	(4,947)

Operating expenses:
General and administrative and selling	25,218	3,348
Amortization expenses	280	280
Management fees	-	-
Professional fees	120,328	11,854
Total operating expenses	145,826	15,481

Other (income) expenses:
Interest income	(0)	-
Interest expense	1,399	79
Total other expenses	1,399	79

Provision for income taxes	8	-

Net loss	$(144,356)	$(20,507)

Weighted average number of common shares outstanding - basic	6,786,957	13,426,230

Net loss per common share - basic	$(0.02)	$(0.00)

The accompanying notes are an integral part of the financial statements.

GuardianLink
STATEMENTS OF CASH FLOWS
(AUDITED)

	For the	For the
	year	year
	ended	ended
	December 31,	December 31,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(144,356)	$(20,508)
Adjustment to reconcile net loss to net cash used in operating activities
Shares issued for services	90,950	-
Amortization	280	280
Changes in operating assets and liabilities:
Acccounts receivable	853	(853)
Prepaid expenses	(758)	(36)
Inventory	2,701	(6,730)
Accounts payable	5,437	-
Deferred Revenue	404	389
Other current Liabilities	750
Net cash used in operating activities	(43,739)	(27,458)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	6,800	-
Due to related party	33,336	20,097
Notes payable, related party	7,375	1,400
Notes payable	(3,538)	5,946
Net cash provided by financing activities	43,973	27,443

NET CHANGE IN CASH	235	(15)

CASH AT BEGINNING OF PERIOD	457	472

CASH AT END OF PERIOD	$692	$457

SUPPLEMENTAL INFORMATION:
Interest paid	$796	$-

The accompanying notes are an integral part of the financial statements.

Guardianlink
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
(AUDITED)

											Total
	Preferred Shares								Additional		Stockholders'
	Series A		Series B		Series C		Common Shares		Paid-In	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Inception May 11, 2012	-	$-	-	$-	-	$-	-	$-	$-	$-	$-

May 12, 2012

Issuance of common shares to founder members	-	-	-	-	-	-	21,000,000	2,100	140	-	2,240

Net loss										(1,626)	(1,626)

Balance, December 31, 2012	-	-	-	-	-	-	21,000,000	2,100	140	(1,626)	614

Net loss										(20,508)	(20,508)

Balance, December 31, 2013	-	$-	-	$-	-	$-	21,000,000	$2,100	$140	$(22,134)	$(19,894)

Exchange of shares of common stock of founders to Series A preferred stock	3,000,000	1,500	-	-	-	-	(15,000,000)	(1,500)			-

Shares of common stock issued for cash at $0.10 per share							68,000	7	6,793		6,800

Shares of common stock issued for services rendered at $0.10 per share							909,500	91	90,859		90,950

Declared but unpaid dividends									(170,301)		(170,301)
Net loss										(144,356)	(144,356)

Balance, December 31, 2014	3,000,000	$1,500	-	$-	-	$-	6,977,500	$698	$(72,509)	$(166,490)	$(236,801)

The accompanying notes are an integral part of the financial statements.

GUARDIANLINK, INC.
Notes to the Financial Statements
December 31, 2014
(Audited)

1.  BUSINESS DESCRIPTION AND BASIS OF PRESENTATION

GUARDIANLINK, INC. (GuardianLink) was incorporated in the State of Wyoming on May 11, 2012.  GuardianLink, is a provider of Personal Emergency Response Systems (PERS) subscription services.  It promotes the services under its own brand name using telemarketing and Internet channels to generate subscription program sales.  This is done through a call center affiliated with the company and web site of the company, and through the call centers and web sites of its marketing partners and affiliates.

Once subscribers are acquired, the company coordinates the activation, delivery and maintenance of the subscription service and also bills and collects subscription fees.  The company’s management team has been a pioneer in the use of alternative subscription fee payment methods, such as billing and collecting through subscribers’ telephone bills and cellular telephone bills, and this expertise and capabilities will be made available to GuardianLink.

This integrated approach provides distinct advantages over pure telemarketers and internet marketers, which are normally paid a one-time commission, or bounty, for generating a new subscription.  By controlling the billing and collection of subscription fees under its own brands, GuardianLink will ‘own’ the customer relationship and, more important, the associated recurring revenue, which is vastly larger than standard bounties or commissions.  That relationship also positions GuardianLink to market and sell other services to satisfied customers familiar with the company so it captures far more actual and potential subscriber value.  Further, because it is capable of generating large volumes of subscribers, GuardianLink is able to negotiate favorable agreements with the underlying providers of its subscription services.  This means GuardianLink’s revenue is obtained at higher margins than smaller-volume marketers and distributors are able to achieve.

GuardianLink is headquartered in Clearwater, Florida, where it conducts executive, marketing, accounting and administrative operations.  The company is affiliated with a call center in Clearwater, Florida and is affiliated with call centers in St. Ann, Jamaica and Manila, Philippines, each featuring the latest web-enabled technologies for customer service, tech support, order taking and other telemarketing applications.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s accounting policies used in the preparation of the accompanying financial statements conform to accounting principles generally accepted in the United States of America ("US GAAP") and have been consistently applied.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. The most significant estimates include: revenue recognition; sales returns and other allowances; allowance for doubtful accounts; valuation of inventory; valuation and recoverability of long-lived assets; property and equipment; contingencies; and income taxes.

Inventories are stated at the lower of cost or market. Cost is principally determined using the first-in, first-out method. On a regular basis, management reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

GUARDIANLINK, INC.
Notes to the Financial Statements
December 31, 2014
(Audited)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and cash equivalents

The Company includes in cash and cash equivalents all short-term, highly liquid investments that mature within three months of their acquisition date. Cash equivalents consist principally of investments in interest-bearing demand deposit accounts and liquidity funds with financial institutions and are stated at cost, which approximates fair value. For cash management purposes the company concentrates its cash holdings in its Wells Fargo checking and savings accounts.

Foreign currency translation

The Company’s functional currency and its reporting currency is the United States Dollar.

Financial Instruments

Fair Value of Financial Instruments
The carrying amounts reflected in the balance sheets for cash, accounts receivable, prepaid, inventory, due to related party and notes payable approximate the respective fair values due to the short maturities of these items. The Company does not hold any investments that are available-for-sale.

As required by the Fair Value Measurements and Disclosures Topic of the FASB ASC, fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Intangible Assets

Under the provisions of FASB-ASC Topic 350, the Company previously capitalized costs of design, configuration, coding, installation, and testing of the Company’s website up to its initial implementation. Costs are amortized to expense over an estimated useful life of three years using the straight-line method. Ongoing website post- implementation cost of operations, including training and application, are expensed as incurred. The Company evaluates the recoverability of website development costs in accordance with FASB-ASC Topic 350. As of the year ended December 31, 2014, management does not believe that there is a need for the impairment of costs incurred towards the development of its website.

Income Taxes

Income taxes are accounted for under the assets and liability method.  Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

GUARDIANLINK, INC.
Notes to the Financial Statements
December 31, 2014
(Audited)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basic and Diluted Loss per Share

The Company follows ASC Topic 260 to account for earnings per share.  Basic earnings per share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Diluted earnings per share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.  During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Revenue recognition

Our revenue recognition policy is in accordance with generally accepted accounting principles, which requires the recognition of sales when there is evidence of a sales agreement, the delivery of goods has occurred, the sales price is fixed or determinable and the collectability of revenue is reasonably assured.

Stock-Based Compensation

The Company accounts for share based payments in accordance with ASC 718, Compensation - Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. In accordance with ASC 718-10-30-9, Measurement Objective – Fair Value at Grant Date, the Company estimates the fair value of the award using a valuation technique. For this purpose, the Company uses the Black-Scholes option-pricing model. The Company believes this model provides the best estimate of fair value due to its ability to incorporate inputs that change over time, such as volatility and interest rates, and to allow for actual exercise behavior of option holders. Compensation cost is recognized over the requisite service period, which is generally equal to the vesting period. Upon exercise, shares issued will be newly issued shares from authorized common stock.

ASC 505, "Compensation-Stock Compensation", establishes standards for the accounting for transactions in which an entity exchanges its equity instruments to non-employees for goods or services. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of ASC 505.

Recent accounting pronouncements

The Company reviews new accounting standards as issued.  Although some of these accounting standards issued or effective after the end of the Company’s previous fiscal year may be applicable to the Company, it has not identified any standards that it believes merit further discussion or will have a significant impact on its financial statements except as described below.

On June 10, 2014, accounting principles generally accepted in the United States were amended to remove the definition of a development stage entity thereby removing the financial reporting distinction between development stage entities and other reporting entities.  In addition, the amendments eliminate the requirements for the Company to present inception-to-date information and to label the financial statements as those of a development stage entity.  The amendments are effective for the Company’s financial statements as of December 31, 2016, and interim periods therein; however, early application of each of the amendments is permitted for any reporting period.  The Company has adopted the amendments and no longer presents inception-to-date information in the statements of operations, statement of changes in stockholders' deficit and statements of cash flows. In addition, the financial statements will no longer be labeled as those of a development stage entity.

GUARDIANLINK, INC.
Notes to the Financial Statements
December 31, 2014
(Audited)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In May 2014, the FASB issued ASU No. 2014-09 “Revenue from Contracts with Customers (Topic 606)”. This new guidance clarifies the principles for recognizing revenue and develops a common revenue standard for U.S. GAAP and IFRS.  The Company is currently evaluating this guidance to see if it would have a material impact on its consolidated financial statements. The guidance is effective for the Company as of December 31, 2016. Early adoption is not permitted.

In August 2014, FASB issued Accounting Standards Update (ASU) No. 2014-15 Preparation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern.  Under generally accepted accounting principles (GAAP), continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity's liquidation becomes imminent.  Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting.  If and when an entity's liquidation becomes imminent, financial statements should be prepared under the liquidation basis of accounting in accordance with Subtopic 205-30, Presentation of Financial Statements - Liquidation Basis of Accounting.  Even when an entity's liquidation is not imminent, there may be conditions or events that raise substantial doubt about the entity's ability to continue as a going concern.  In those situations, financial statements should continue to be prepared under the going concern basis of accounting, but the amendments in this Update should be followed to determine whether to disclose information about the relevant conditions and events.  The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter.  Early application is permitted.  The Company will evaluate the going concern considerations in this ASU.  However, at the current period, management does not believe that it has met conditions which would subject these financial statements for additional disclosure.

3.  GOING CONCERN

As of December 31, 2014, our company has accumulated losses of $166,490 since inception. Our company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2015.  In response to these problems, management intends to raise additional funds through public or private placement offerings.  These factors, among others, raise substantial doubt about our company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.  These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

4.  WEBSITE DEVELOPMENT COSTS

Under the provisions of FASB-ASC Topic 350, the Company previously capitalized costs of design, configuration, coding, installation, and testing of the Company’s website up to its initial implementation. Costs will be amortized to expense over an estimated useful life of three years using the straight-line method. Ongoing website post- implementation cost of operations, including training and application, are expensed as incurred. The Company evaluates the recoverability of website development costs in accordance with FASB-ASC Topic 350. As of the year ended December 31, 2014, management does not believe that there is a need for the impairment of costs incurred towards the development of its website.

	December 31,	December 31,
	2014	2013
Website development cost	$840	$840
Accumulated amortization	(716)	(436)
Total intangible assets	$124	$404

GUARDIANLINK, INC.
Notes to the Financial Statements
December 31, 2014
(Audited)

5.  NOTES PAYABLE WITH COPS

On January 17, 2013, the Company entered into a financial arrangement (the "Revolver") with Lydia Security Monitoring, Inc. dba COPS ("COPS") comprising a Secured Promissory Note (the "Note") between the Company and COPS, a Security Agreement (the "Security Agreement") between the Company and COPS, and a Guaranty Agreement, (the Guaranty") made for the benefit of COPS by two shareholders of COPS.  The Revolver provides purchase order financing whereby the Company notifies COPS of a pending order and COPS pays vendor directly due upon delivery to the warehouse and books an Advance to Company.  These advances are repaid in 12 equal monthly amounts.  An implied interest rate per annum is derived by dividing (i) the aggregate amount of the installments required under the Note for each PERS Equipment Kit purchased with an Advance by (ii) the Equipment Price (the "Applicable Rate").  As of December 31, 2014 and December 31, 2013 the total amount owed to COPS is $2,408 and $5,946 respectively.

6.  INCOME TAXES

The Company’s provision for income taxes differs from the expected tax expense (benefit) amount computed by applying the statutory federal income tax rate of 34% to income before income taxes as a result of the following:

	Year Ended	Year Ended
	December 31,	December 31,
	2014	2013
Tax at U.S. statutory rate of 34%	(48,257)	(6,973)
Permanent differences	-	-
Change in valuation allowance	48,257	6,973
Income tax provision (benefit)	$-	$-

Due to the uncertainty of the Company’s ability to generate taxable income to realize its net deferred tax assets at December 31, 2014, a full valuation allowance has been recognized for financial reporting purposes.

7.  STOCKHOLDERS’ EQUITY

Common Stock

At its annual meeting of the Board of Directors on January 10, 2014 the Company resolved the following:

1.
To file an amendment to its Articles of Incorporations with the state of Wyoming authorizing 100 million shares of common stock at a par value of $0.0001 and 10 million shares of preferred stock at a par value of $0.0001.  The amendment was filed on January 14, 2014.

2.
To approve a 10,000 to 1 forward split of the Company's common stock bringing the issued and outstanding shares of common stock to 21,000,000.  All shares outstanding have been retrospectively adjusted to reflect the effect of the stock split.

At a board meeting on March 10, 2014, the Board of Directors approved the creation of three (3) classes of Preferred Stock, Series A, Series B and Series C preferred.  The Certificates of Designation were filed with the Secretary of State in Wyoming.

GUARDIANLINK, INC.
Notes to the Financial Statements
December 31, 2014
(Audited)

The Company is authorized to issue a Series A Preferred Class totaling of 3,000,000 shares of Preferred Stock, par value $0.0001 per share.  Each Preferred A share shall be entitled to receive dividends in either cash or common shares at the rate of 3 ½% per share.  The stated value of each Preferred A share is $2.00 and the cumulative unpaid dividends are $170,301 as of December 31, 2014.  The holders of Preferred A shares shall have liquidation privileges.  Each holder of Preferred A shares is entitled to 10 votes of common stock for each vote of Preferred A stock.  The conversion rate is 1 share of Preferred A for 10 shares of common stock exercisable by the holder after 12 months.

The Company is authorized to issue a Series B Preferred Class totaling 3,000,000 shares of Preferred Stock, par value $0.0001 per share.  Each Preferred B share shall be entitled to receive dividends in either cash or common shares at the rate of 10% per share annually.  The stated value of each Preferred B share is $2.00.  The holders of Preferred B shares shall have liquidation privileges.  Each holder of Preferred B shares is entitled to 1 vote of common stock for each share of Preferred B stock held.  The conversion rate is 1 share of Preferred B for 1 share of common stock exercisable by the holder after 12 months.

The Company approved a Series C Preferred Class totaling 4,000,000 shares of Preferred Stock, par value $0.0001 per share but as of the filing date of the S-1 has not sought to file it with the State.  Each Preferred C share shall be entitled to receive dividends in either cash or common shares at the rate of 8% per share annually.  The stated value of each Preferred C share is $2.00.  The holders of Preferred C shares shall have liquidation privileges.  Each holder of Preferred C shares is entitled to 1 vote of common stock for each share of Preferred C stock held.

The Board of Directors also approved the exchange of 5 million common shares for 1 million shares of Series A Preferred Stock for the following individuals; Joseph Zoccali; Mark Kelly and Melvin Shorr.  On June 12, 2014, the Board of Directors resolved, and Zoccali, Kelly and Shorr agreed, to cancel the exchange of 5 million shares of common stock for 1 million shares of Series A Preferred Stock and, instead, the Board of Directors approved the exchange of 5 million common shares for 500,000 shares of Series A Preferred Stock for the three individuals.

During the period the Company issued 68,000 shares of its common stock for cash at $0.10 per share for a total raise of $6,800.

During the period the Company issued 909,500 shares of its common stock for services.  These shares were valued at $0.10 per share for a total of $90,950.

8.  RELATED PARTY TRANSACTIONS

We have been funded to date by loans from shareholders and expenses paid by affiliates.  Shareholder loans totaled $9,317 and $1,942 as of December 31, 2014 and December 31, 2013, respectively.  The shareholder loans comprise two unsecured promissory notes to Mark Kelly, our CEO, both with a maturity date of January 1, 2016 and in principal amounts of $1,942 and $7,375.  Each note has a 6% interest rate p.a. with interest to accrue until maturity.  Expenses paid by affiliates, Global Media Rewards, LLC ("Global") and Ascendant, LLC ("Ascendant") as of December 31, 2014 and December 31, 2013, totaled $53,433 and $20,097, respectively.  Global and Ascendant are owned by Joseph Zoccali who is a 33% shareholder of the Company.  GuardianLink also has a contract with Global for PERs sales.  The advances from affiliates are not secured, earn not interest and have no repayment terms.

9.  SUBSEQUENT EVENTS

There were no material events subsequent to the date of this report.

PROSPECTUS DELIVERY OBLIGATION

“UNTIL____________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by GuardianLink in connection with registering the sale of the common stock. GuardianLink has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution, assuming the maximum proceeds are raised.

Legal and Professional Fees	$20,000
Accounting Fees	$5,250
Audit Fees	$7,500

Total	$32,750

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by the Wyoming General Corporation Law, we have adopted provisions in our by-laws to be in effect that limits or eliminates the personal liability of our directors. Consequently, a director will not be personally liable to us, or our stockholders, for monetary damages or breach of fiduciary duty as a director, except for liability for:

●	any breach of the director's duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

●	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our by-laws provide that:

●	we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the Wyoming General Corporation Law; and

●
  we will advance expenses, including attorneys' fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

We intend to obtain and thereafter maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit our stockholders and us. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that might result in a claim for such indemnification.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES

Mark Kelly received 2,000,000 common shares on 3/10/2014 for services rendered.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Joseph Zoccali received 2,000,000 common shares on 3/10/2014 for services rendered.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Melvin Shorr received 2,000,000 common shares on 3/10/2014 for services rendered.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

William Prater received 100,000 common shares on 2/14/2014 for services rendered.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Christopher Riddle received 2,500 common shares on 1/15/2014 for services rendered.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Jason Blackwood received 2,500 common shares on 2/21/2014 for services rendered.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Grace Saolotoga received 1,000 common shares on 1/24/2014 for services rendered.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Jeffrey Cain received 1,000 common shares on 1/24/2014 for services rendered.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Dawn Broughton received 1,000 common shares on 1/24/2014 for services rendered.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Nelson Rodriguez received 2,000 common shares on 1/15/2014 for services rendered.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Lisa Hall received 1,000 common shares on 1/15/2014 for services rendered. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Virginia Tutterow received 1,000 common shares on 2/7/2014 as a friend or family of the Company. The Company received $100 for 1,000 shares at $0.10 per share.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Christopher Collbran received 1,000 common shares on 1/15/2014 for services rendered.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Annmarie Wilson received 1,000 common shares on 3/28/2014 for services rendered.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Dr. Robert Drapkin received 100,000 common shares on 2/7/2014 for services rendered.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Paula Nowak received 1,000 common shares on 1/15/2014 as a friend or family of the Company. The Company received $100 for 1,000 shares at $0.10 per share.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Kevin Kelly received 1,000 common shares on 1/15/2014 as a friend or family of the Company. The Company received $100 for 1,000 shares at $0.10 per share.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

David Kelly received 1,000 common shares on 1/15/2014 for services rendered.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

John Kelly received 1,000 common shares on 1/15/2014 as a friend or family of the Company. The Company received $100 for 1,000 shares at $0.10 per share.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

John M. Kelly received 1,000 common shares on 1/15/2014 for services rendered.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Mark L Kelly received 1,000 common shares on 1/15/2014 for services rendered.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Joseph Fulvio received 25,000 common shares on 1/15/2014 for services rendered.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Pat Donahue received 2,500 common shares on 2/28/2014 for services rendered.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Chris Bonavita received 1,000 common shares on 2/21/2014 for services rendered.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Margaret Jirak received 1,000 common shares on 3/31/2014 for services rendered.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Jonathon Blum received 1,000 common shares on 2/7/2014 for services rendered.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Decembra Diamond received 1,000 common shares on 1/15/2014 as a friend or family of the Company. The Company received $100 for 1,000 shares at $0.10 per share.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Teresa Vellardita received 1,000 common shares on 1/31/2014 as a friend or family of the Company. The Company received $100 for 1,000 shares at $0.10 per share.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Karin A Dalton received 1,000 common shares on 1/24/2014 as a friend or family of the Company. The Company received $100 for 1,000 shares at $0.10 per share.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Ingrid Comet received 1,000 common shares on 1/24/2014 for services rendered.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Vernier Funding, LLC is not a reporting company. Damien Kinzler is the natural person having voting and investment control over the securities they hold. Damien Kinzler obtained the shares on 1/24/2014 as a friend or family of the Company. The Company received $1,000 for 10,000 shares at $0.10 per share.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Charles Ton received 1,000 common shares on 1/24/2014 as a friend or family of the Company. The Company received $100 for 1,000 shares at $0.10 per share.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Thuy Vu received 1,000 common shares on 1/24/2014 as a friend or family of the Company. The Company received $100 for 1,000 shares at $0.10 per share.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Richard Hugh Dennis received 2,000 common shares on 1/24/2015 as a friend or family of the Company. The Company received $200 for 2,000 shares at $0.10 per share.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Angel Valencia received 2,000 common shares on 1/24/2014 as a friend or family of the Company. The Company received $200 for 2,000 shares at $0.10 per share.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Bruce Schlusemeyer received 2,000 common shares on 1/24/2014 as a friend or family of the Company. The Company received $200 for 2,000 shares at $0.10 per share.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

William F Buck received 2,000 common shares on 1/24/2014 as a friend or family of the Company. The Company received $200 for 2,000 shares at $0.10 per share.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Barbara Tamara received 3,000 common shares 1/24/2014 as a friend or family of the Company. The Company received $300 for 3,000 shares at $0.10 per share.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Stanford Kanja received 10,000 shares on 1/24/2014 as a friend or family of the Company. The Company received $1,000 for 10,000 shares at $0.10 per share. The Company received $300 for 3,000 shares at $0.10 per share.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Elegant Funding, Inc. is not a reporting company. Keith Drohan is the natural person having voting and investment control over the securities they hold. Keith Drohan obtained 15,000 shares on 1/24/2014 as a friend or family of the Company. The Company received $1,500 for 15,000 shares at $0.10 per share. . The Company received $300 for 3,000 shares at $0.10 per share.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Tiffany Drohan received 5,000 shares on 1/24/2014 as a friend or family of the Company. The Company received $500 for 5,000 shares at $0.10 per share. The Company received $300 for 3,000 shares at $0.10 per share.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Lan Lam received 5,000 shares on 1/24/2014 as a friend or family of the Company. The Company received $500 for 5,000 shares at $0.10 per share. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Cecilia Drohan received 5,000 shares on 1/24/2014 as a friend or family of the Company. The Company received $500 for 5,000 shares at $0.10 per share. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

CJ Floyd received 10,000 shares on 3/31/2014 for services rendered. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Bridgeport Enterprises, Inc. is not a reporting company. Vince Vellardita is the natural person having voting and investment control over the securities they hold. Vince Vellardita obtained 650,000 shares on 3/31/2014 for services rendered. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

The Company has disclosed all recent sales of its unregistered securities for the past three years.

ITEM 16.    EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit Number.	Name/Identification of Exhibit

3.1	Articles of Incorporation
3.2	Amended Articles of Incorporation
3.3	Bylaws

5	Opinion of Joseph L. Pittera, Esq.

10	Mark Kelly Employment Agreement

23.1	Consent of Independent Auditor
23.2	Consent of Counsel (See Exhibit 5)

99.1	Subscription Agreement

ITEM 17.   UNDERTAKINGS

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, GuardianLink includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Clearwater, State of Florida on May 5, 2015.

GuardianLink
(Registrant)

By: /s/Mark Kelly

President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/Mark Kelly	President, Director, and Principal Financial and Accounting Officer	May 5, 2015

/s/Joseph Fulvio	Director	May 5, 2015

/s/William Prater	Director	May 5, 2015